                                                                      Exhibit 12

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                 MIAMI DIVISION

CENDANT CORPORATION and
SEASON ACQUISITION CORP.,

                    Plaintiffs,

                                                      Case No. 98-0159-CIV-MOORE
          v.                                            Magistrate Judge Johnson

AMERICAN BANKERS INSURANCE GROUP,
INC., GERALD N. GASTON, R. KIRK
LANDON, EUGENE M. MATALENE, JR.,
ARMANDO CODINA, PETER J. DOLARA,
JAMES F. JORDEN, BERNARD P. KNOTH,
ALBERT H. NAHMAD, NICHOLAS J. ST.
GEORGE, ROBERT C. STRAUSS, GEORGE E.
WILLIAMSON II, DARYL L. JONES,
NICHOLAS A. BUONICONTI, JACK F. KEMP,
AMERICAN INTERNATIONAL GROUP, INC.
and AIGF, INC.,

                    Defendants.

--------------------------------------/

                              AMENDED COMPLAINT FOR
                       DECLARATORY AND INJUNCTIVE RELIEF

      Plaintiffs Cendant Corporation ("Cendant") and Season Acquisition Corp. ("Season Acquisition"), by their counsel, for their Amended Complaint allege


     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

upon knowledge as to themselves and their own acts and upon information and belief as to all other matters, as follows:

                                  JURISDICTION

      1. The claims asserted herein arise under Sections 13(d), 14(a) and 14(e) of the Exchange Act, 15 U.S.C. ss.ss. 78m(d), 78n(a), and 78n(e), and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC"), and the law of the State of Florida. This Court has jurisdiction over this action pursuant to Section 27 of the Exchange Act, 15 U.S.C. ss. 78aa; 28 U.S.C. ss. 1331 (federal question); 28 U.S.C. ss. 1332 (diversity of citizenship); and 28 U.S.C. ss. 1367 (supplemental jurisdiction).

                                     VENUE

      2. Venue is proper in this District pursuant to Section 27 of the Exchange Act and 28 U.S.C. ss. 1391(b). The claims asserted herein arose in this District, and the acts and transactions complained of have occurred, are occurring, and unless enjoined, will continue to occur in this District.

                                    PARTIES

      3. Plaintiff Cendant is a corporation organized and existing under the laws of the State of Delaware with its principal of business located in Parsippany, New Jersey. Cendant is a global provider of direct marketing and other services to

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

consumers in the travel, real estate and insurance industries, among others. Cendant is the beneficial owner of 371,200 shares of the common stock of American Bankers Insurance Group, Inc. ("American Bankers" or the "Company"). Cendant publicly announced on January 27, 1998, that plaintiff Season Acquisition, a wholly owned subsidiary of Cendant, would commence a tender offer to purchase 51% of the outstanding common shares of American Bankers, with the remaining 49% of the shares to be acquired through a second-step merger more fully described below. Season Acquisition is a New Jersey corporation with its principal place of business also in Parsippany, New Jersey.

      4. Defendant American Bankers is a Florida corporation with its principal place of business located in Miami, Florida. Through its subsidiaries, American Bankers is a specialty insurer providing primarily credit-related insurance products in the United States, Canada, Latin America, the Caribbean and the United Kingdom. Most of American Bankers' insurance products are sold through financial institutions and other entities that provide consumer financing as a regular part of their business.

      5. Defendant Gerald N. Gaston has been President of American Bankers since 1980 and its Chief Executive Officer and Vice Chairman of the Board of Directors (the "Board") since 1996. Gaston is a member of the Executive, Finance

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

and Takeover Evaluation Committees of the Board. As an officer and director of American Bankers, Gaston owed and continues to owe fiduciary duties of loyalty and care to the Company's shareholders. Gaston is a control person of American Bankers pursuant to Section 20(a) of the Exchange Act, and therefore is jointly and severally liable for the violations of the federal securities laws committed by American Bankers.

      6. Defendant B. Kirk Landon has been Chairman of the Board since 1980 and Chief International Officer of American Bankers since 1996. Landon is a member of the Planning, Executive, Finance and Takeover Evaluation Committees of the Board. As an officer and director of American Bankers, Landon owed and continues to owe fiduciary duties of loyalty and care to the Company's shareholders. Landon is a control person of American Bankers pursuant to Section 20(a) of the Exchange Act, and therefore is jointly and severally liable for the violations of the federal securities laws committed by American Bankers.

      7. Defendants Eugene M. Matalene, Jr., Armando M. Codina, Peter J. Dolara, James F. Jorden, Bernard P. Knoth, Albert H. Nahmad, Nicolas J. St. George, Robert C. Strauss, George E. Williamson II, Daryl L. Jones, Nicholas A. Buoniconti and Jack F. Kemp are, and at all relevant times have been, directors of American Bankers. As directors, these defendants owed and continue to owe duties of loyalty and care to the Company's shareholders. These defendants are control

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

persons of American Bankers pursuant to Section 20(a) of the Exchange Act, and therefore are jointly and severally liable for the violations of the federal securities laws committed by American Bankers.

      8. Defendant AIG is a Delaware corporation with its principal executive offices in New York, New York. AIG is a holding company engaged primarily in the general and life insurance businesses both in the United States and abroad. AIG is controlled by its Chairman, Maurice R. Greenberg ("Greenberg"), a material fact that AIG has wrongfully failed to disclose in violation of Section 13(d) of the Exchange Act.

      9. Defendant AIGF, Inc. ("AIGF") is a Florida corporation wholly-owned by AIG. Pursuant to a merger agreement signed by American Bankers, AIG and AIGF in December 1997 (the "AIG Merger Agreement"), AIG has proposed to acquire American Bankers through a merger of American Bankers into AIGF, with AIGF to be the surviving corporation in the merger.

                              NATURE OF THE ACTION

      10. This action arises from an attempt by American Bankers and its directors to sell the Company to AIG at an inferior price, to the detriment of the Company's owners -- its shareholders, and through wrongful means. In furtherance of these unlawful objectives, defendants have taken and continue to take improper steps

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

to ensure the success of the inferior acquisition proposal made by AIG and to deter, impede and defeat a higher, competing bid for the Company announced by Cendant (the "Cendant Bid"). The price that Cendant has offered to pay -- $58.00 per American Bankers common share -- amounts to a 25% premium over the market price of American Bankers common stock when it was announced on January 26, 1998, and exceeds by more than 23% the price per share offered by AIG.

      11. The Cendant Bid commenced on January 28, 1998 as a tender offer for 51% of the outstanding common shares of American Bankers by Season Acquisition (the "Season Tender Offer"). It will be followed by a subsequent merger of American Bankers into Season Acquisition (the "Season Merger"), with each non-tendering American Bankers common shareholder receiving stock with a value of $58.00 per American Bankers common share, the same price paid to common shareholders tendering into the Season Tender Offer. The total price to be paid to American Bankers common shareholders under the terms of the Cendant Bid amounts to approximately $2.7 billion, which exceeds the total price offered by AIG by approximately half a billion dollars.

      12. American Bankers was aware prior to signing a deal with AIG that Cendant had expressed strong interest in acquiring American Bankers. Nevertheless, the Board considered only AIG's proposal, completely and improperly excluding

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

Cendant, to the detriment of the Company's shareholders and in breach of the Board's fiduciary obligations. The Company decided to sell to AIG at an inferior price without ever having approached a single third party to gauge the fair market value for American Bankers. The American Bankers management even prepared "revised" projections that incorporated lower revenue and income estimates solely for the purpose of considering the AIG Merger Proposal. Then, to prevent the emergence of any other bidder -- no matter how beneficial to American Bankers' shareholders -- the Board approved the terms of the proposed merger agreement with AIG (the "AIG Merger Proposal"), which purport to suspend the Board's fiduciary obligations by prohibiting the directors from evaluating any competing proposal, even one, like the Cendant Bid, that clearly is superior to the merger proposal made by AIG. In further breach of their duties, the Board adopted a "poison pill" rights plan (the "Rights Plan") that could irrevocably deprive the Company's shareholders of the much higher Cendant Bid if the Rights are distributed and become unredeemable -- an event that could occur as soon as two weeks from now. Cendant and Season Acquisition, therefore, have no recourse other than to seek emergency intervention of this Court to compel American Bankers and its directors to adequately discharge their fiduciary duties and negotiate with Cendant, the highest bidder, and to take all necessary action

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

to allow the Company's shareholders to decide for themselves which proposal they wish to accept on a level playing field free from coercion.

      13. By approving the AIG Merger Proposal, the American Bankers Board has determined that the separate existence of American Bankers should be terminated and the Company's shareholders should sell and relinquish control of American Bankers to AIG, which will purchase control in exchange for cash and stock of AIG. Such a determination triggers a duty for the Board to sell the Company for the highest price. As demonstrated by the Cendant Bid, however, American Bankers is not for sale for the highest price. The Board has firmly resolved to deal with only one bidder, AIG, and as a result, Cendant and Season Acquisition are prevented from having any meaningful opportunity to present a higher offer and acquire the Company. In contrast, AIG has been allowed access to confidential information about American Bankers and has been allowed to negotiate a definitive agreement to buy American Bankers on terms highly favorable to AIG, but not to the Company's shareholders.

      14. If the Board-approved impediments (further described below) to non-AIG tender offers or merger proposals are allowed to stand, Cendant and Season Acquisition will forever lose the opportunity to have their proposal fairly considered by the Board and will lose the opportunity to create a new combined entity with

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

unique business strengths. In addition, the American Bankers shareholders will be denied the right to receive approximately half a billion dollars more for their shares of American Bankers than AIG has offered.

      15. The decision of the Company's directors to sell control of American Bankers imposes special obligations on the Board under Florida law. In particular, the directors are required to secure the transaction offering the best value reasonably available to the shareholders -- and they must exercise their fiduciary duties of loyalty and care to the corporation and its shareholders to further that end. In pursuing that goal, the directors must follow procedures, such as conducting an auction or adequately canvassing the market for potential buyers, to ensure that they have fulfilled their obligation to determine the existence and viability of all reasonably available alternatives. Arrangements which purport to restrict directors from taking those steps are invalid and unlawful.

      16. As for the AIG Merger Agreement, American Bankers' loyalty to AIG has exceeded all reasonable and permissible limits. The Board's arrangements with AIG deny any kind of fair bidding process and impose potentially insuperable barriers to any and all competing bids that could provide the Company's shareholders with the best available value to which they are legally entitled. In exchange for the extraordinary defensive protections awarded by the Company to AIG, which are

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

rarely encountered -- and never countenanced -- in the corporate sale context, AIG is offering the Company's shareholders a skimpy control premium that was only six percent (6%) above the market price of American Bankers common stock upon announcement of the AIG transaction and is l5% less than the market price of American Bankers shares as of the time of this Amended Complaint. As a result, the Company's Board is denying shareholders the substantially higher control premium available through the Cendant Bid or other potential transactions.

      17. The arsenal of defensive weapons improperly deployed by American Bankers to protect AIG includes an option permitting AIG to purchase 19.9% of the outstanding shares of American Bankers common stock (the "Lock-Up Option"). The Lock-Up Option would provide AIG with sufficient voting power to skew the voting process to attempt to block any and all competing bids, regardless of price and the desires of American Bankers' shareholders, and ensure the success of the inferior AIG Merger Proposal, which the Company is prohibited from abandoning for a period of 180 days, or six months, under the AIG Merger Agreement. The Lock-Up Option is conditioned upon several events occurring, one of which is the commencement of a tender offer. Since the Season Tender Offer was commenced last week, only regulatory approval of the Lock-Up Option stands in the way of AIG's exercise of the Lock-Up Option. Injunctive relief is therefore essential to prevent

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

AIG from irrevocably tilting the playing field in favor of its lowball Merger Proposal, to the irreparable detriment of Cendant and the other shareholders of American Bankers.

      18. In addition to the Lock-Up Option and 180-day "no termination" provision, there are a number of additional obstacles to competing bids erected by American Bankers and AIG, including: (a) an agreement flatly prohibiting the Board from entertaining any other bids under any circumstances for a period of 120 days, i.e., before the AIG Merger Proposal is consummated; (b) a voting agreement obligating members of American Bankers management to vote their stock -- 8.2% of the shares outstanding -- in favor of the AIG Merger Proposal; (c) an agreement to pay AIG a "termination" or "break-up" fee of at least $66 million if the AIG Merger Proposal is not consummated; and (d) an agreement to exempt AIG -- but only AIG from the American Bankers "poison pill" Rights Plan and to extend the life of the Rights Plan so as to deter all bids other than AIG's.

      19. All of these measures are designed to prevent American Bankers shareholders from obtaining the best available transaction, are intended to prevent a fair auction process or even a fair test of what the market would be willing to pay, and are intended to deliver control of American Bankers to AIG cheaply in breach of the fiduciary duties owed by the Company's directors to its shareholders.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

      20. For these reasons, the Lock-Up Option and other defensive measures approved by the Board are unreasonable, unlawful and unenforceable, and should be enjoined. American Bankers and its Board of Directors should be directed to dismantle their defensive arsenal and create a level playing field so that Cendant and Season Acquisition may present their superior bid to the Company's shareholders.

      21. Apparently recognizing that the inferior price offered by AIG would never be accepted voluntarily by the American Bankers shareholders if free to select the superior Cendant Bid, defendants have already begun a campaign to attempt to stack the deck in AIG's favor. On January 27, 1998, the same day Cendant and Season Acquisition launched their Tender Offer, AIG issued a press release announcing that it purportedly had given notice to American Bankers of its intention to exercise the Lock-Up Option to acquire 19.9% of the outstanding shares of American Bankers at $47.00 per share -- 16% below the market price at the time of the announcement (the "Option Announcement"). The Option Announcement was deliberately designed to convey the false and materially misleading impression that AIG had issued a notice pursuant to the AIG Merger Agreement to purchase the Option Shares, a notice which must specify a closing date no more than 10 business days thereafter. In reality, AIG knows that it cannot exercise the Lock-Up Option within 10 business days and has no reasonable basis, to believe that it can, because any

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

such exercise of the Option is conditioned on certain insurance and other regulatory approvals that AIG knows cannot be obtained within 10 business days as AIG has falsely suggested in the Option Announcement. Nevertheless, AIG is conveying the misleading impression that the Option will be exercised much sooner than possible, to attempt to artificially manipulate American Bankers shareholders into believing that it knows that insurance and regulatory approvals are imminent, that the AIG merger is inevitable and that the Cendant Bid cannot succeed. The Option Announcement, therefore, constitutes a violation of both Sections 14(a) and 14(e) of the Exchange Act.

      22. On January 30, 1998, defendants took additional steps in furtherance of their effort to force-feed the AIG Merger Proposal to the American Bankers shareholders. On that date, defendants began disseminating to the stockholders a materially false and misleading proxy statement and prospectus to solicit proxies to be voted in favor of the AIG Merger Proposal at special meetings of the Company's preferred and common shareholders, scheduled to be held on March 4 and March 6, respectively (the "Proxy Statement"). The Proxy Statement is false and misleading in that, among other things, it attempts to reinforce the false and misleading impression that the AIG merger will be able to close imminently by repeating the false claim that AIG has "exercised" the Lock-Up Option well in advance of obtaining the requisite

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

regulatory approvals needed to do so. It also states that the AIG merger is expected to close in March 1998, without disclosing any of the "facts" on which the statement is based. In truth and in fact, there is no basis to believe that the transaction can possibly be consummated that rapidly given the need to obtain numerous insurance regulatory approvals that will not be forthcoming by the end of March, particularly given that AIG's insurance regulatory filings in certain states are not complete, while other states have requested AIG to file additional information which, on information and belief, has not yet been filed. Moreover, on information and belief, no controlling person of AIG (including its Chairman, Greenberg) has made the appropriate filings with insurance regulators. Furthermore, insurance regulatory approval in certain states requires a public hearing prior to any approval, and, upon information and belief no hearing has even been noticed yet.

      23. In the Proxy Statement, defendants also attempt to conceal the nature of the "expense savings" to be achieved by the AIG Merger. The Proxy Statement falls to disclose that for AIG to accomplish its contemplated "expense savings," it is likely that jobs will have to be eliminated and American Bankers personnel terminated, including those employed in Miami.

      24. Notably, the Proxy Statement practically ignores the fact that since the Board signed the AIG Merger Agreement last December, a far superior

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

offer for American Bankers -- the Cendant Bid -- has emerged and the American Bankers stock price has increased to levels well above the AIG Merger Proposal price. Nowhere in the Proxy Statement are these recent material events evaluated in any way; nor does it seem that the Proxy Statement has incorporated them in evaluating the AIG Merger Proposal.

      25. AIG should be compelled immediately to correct the materially misleading public disclosures it has made to date in connection with its AIG Merger Proposal. Specifically, defendants should be directed to make a corrective disclosure regarding the Option Announcement and the Proxy Statement and be enjoined from making any materially false and misleading statements, including by means of any proxy solicitations, during the pendency of the contest for control of American Bankers. Additionally, AIG should be compelled to disclose, as it must under Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), that Greenberg, the Chairman of AIG, is a person controlling AIG, and therefore would obtain control of American Bankers in the event the AIG Merger Proposal is consummated.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

                              CHRONOLOGY OF EVENTS

American Bankers Secretly
Negotiates A Deal Exclusively With AIG

      26. In December 1997, John H. Fullmer, Executive Vice President and Chief Marketing Officer of Cendant, spoke with the President of American Bankers, defendant Gerald Gaston, and asked him whether the Company was actively engaged in discussions relating to an acquisition, noting that if it was, representatives of Cendant would like to meet immediately with representatives of American Bankers to discuss Cendant's serious interest in acquiring the Company. Gaston assured Mr. Fullmer that the Company was not pursuing any acquisition transaction and did not pursue the subject further with Mr. Fullmer. In truth and in fact, defendant Gaston and his fellow directors had been for months actively negotiating a sale of American Bankers to AIG, which the Board had identified as the preferred bidder for the Company without adequately evaluating alternative transactions that could maximize the value of American Bankers shares to be received by all of the Company's shareholders.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

The AIG Merger Proposal
And Merger Agreement

      27. By press release dated December 22, 1997 (the "Release"), American Bankers and AIG announced that they had entered into a "definitive" merger agreement -- the AIG Merger Proposal -- whereby AIG, through AIGF, would acquire 100% of the outstanding capital stock of American Bankers in exchange for a combination of AIG stock and cash totaling $47.00 per share. The total value of the transaction was estimated in the Release to be approximately $2.2 billion. The price offered pursuant to the AIG Merger Proposal represented a mere $2.75 per share -- or 6% -- premium above the previous day's closing price of American Bankers common stock on the New York Stock Exchange. A copy of the Release is attached hereto as Exhibit A.

      28. The Release also revealed that in connection with the AIG Merger Proposal, American Bankers had issued an option to AIG to purchase up to 19.9% of American Bankers common stock -- the sole purpose for which is to improperly deter any competing bidders for American Bankers and to bolster support for AIG's economically inferior proposal. In this same vein, officers and directors of American Bankers who together held approximately 9% of American Bankers common stock were said to have already agreed to vote in favor of the AIG Merger Proposal. The

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

AIG Merger Proposal was, according to the Release, expected to close "early in 1998," but few other terms of the transaction were disclosed in the Release or any other document disseminated by American Bankers or AIG at the time.

American Bankers Files A Form 8-K
Attaching The AIG Merger Agreement

      29. On January 13, 1998 -- more than three weeks following issuance of the Release -- American Bankers filed with the Securities and Exchange Commission a Form 8-K, disclosing, for the first time, the terms of the AIG Merger Proposal and attaching as exhibits the AIG Merger Agreement; a Stock Option Agreement (the Lock-Up Option) and a Voting Agreement. Copies of the AIG Merger Agreement, the Lock-Up Option and the Voting Agreement are attached hereto as Exhibits B, C and D.

The AIG Merger Agreement Attempts To Lock up
A Transaction With AIG At An Inferior Price And Impede The
Financially Superior Bid From Cendant And Season Acquisition

      30. The price to be received by American Bankers's shareholders in the AIG Merger Proposal provides a minuacule control premium (6%) over the price at which American Bankers shares were trading on the day it was made, and is by no means the best value that the directors could expect to receive. Incredibly, American Bankers admits in the Proxy Statement that it accepted AIG's lowball price despite

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

the fact that its financial advisor "was not requested to and did not approach third parties or hold discussions with third parties to solicit indications of interest in the possible acquisition of American Bankers." The Board's failure to use the AIG Merger Proposal as a market test to verify that a fair value was being paid by AIG or to attract the highest available bid was in violation of their fiduciary duties.

      31. Besides failing to make ant attempt to determine if the price offered by AIG was a fair market value, the directors of American Bankers, who will be given continuing positions on the board of directors of the merged entity, have unlawfully attempted to end bidding for the Company before it could begin by approving and effecting an astonishing array of potent defensive devices in the AIG Merger Proposal designed to prematurely "lock up" the merger with AIG and deter any third parties from consummating any transaction, even if offering higher value to the Company's shareholders. Among these unlawful defense devices were a Lock-Up Option granting AIG the right to purchase 19.9% of the outstanding American Bankers shares in the event of a competing acquisition proposal; a "no-shop" provision which purports to prohibit the Board from even considering any other bids -- no matter how high the price -- for a period of 120 days; an agreement that American Bankers may not terminate the AIG Merger Agreement for 180 days, except under extremely limited circumstances inapplicable here; a "break-up" fee of at least $66

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

million to be paid to AIG if the AIG Merger Proposal is not consummated; and an undertaking to exempt the AIG Merger Proposal from the American Bankers "poison pill" Rights Plan and an agreement to extend the life of the Rights, currently scheduled to expire on March 10, 1998, thus deterring any acquisition proposals not approved by the Board.

Gaston And Landon Have Already
Agreed To Vote Their Shares
In Favor Of The AIG Merger Proposal

      32. Concurrently with the Board's approval of the AIG Merger Agreement, defendants Gaston and Landon entered into the Voting Agreement, whereby they have agreed to vote all of their American Bankers stock "(a) in favor of adoption and approval of the [AIG] Merger Agreement . . . and (b) against any action or proposal that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the [AIG Merger Proposal]." According to the American Bankers Form 8-K, as amended, the shares irrevocably committed to AIG pursuant to the Voting Agreement amount to approximately 8.2% of the outstanding shares of American Bankers.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

American Bankers Has Granted AIG A
"Lock-Up" Option For Nearly 20% Of
American Bankers Outstanding Stock

      33. In connection with the AIG Merger Agreement, American Bankers and AIG have entered into a Stock Option Agreement pursuant to which American Bankers has granted AIG an option, exercisable under certain conditions, to purchase 8,265,626 newly issued shares of American Bankers common stock at an exercise price of $47.00 per share. The Lock-Up Option represents 19.9% of American Bankers' outstanding common stock as of December 21, 1997.

      34. The Lock-Up Option becomes exercisable by AIG in the event that, among other circumstances:

      a. any person or group commences a tender offer for at least 15% of American Bankers stock;

      b. any person announces publicly or delivers to American Bankers a proposal for the purchase of 15% or more of American Bankers's assets or of any class of American Bankers securities; or

      c. any person solicits, or announces an intention to solicit, proxies or consents from American Bankers shareholders for election of directors or to oppose the AIG Merger Proposal.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

      35. Because the Lock-Up Option was triggered by the Season Tender Offer, AIG awaits only required regulatory approval to be able to exercise the option and purchase 19.9% of the Company's stock. The Lock-Up Option is designed for the sole purpose and effect of precluding consummation of any superior bid for American Bankers, including the Cendant Bid, in that AIG could use the 19.9% stake, along with the 8.2% block it directs pursuant to the Voting Agreement, to block any competing bids for American Bankers and to unfairly skew the vote statutorily required by the Florida corporation law in favor of its own merger proposal, thereby attempting to guarantee the success of its economically inferior proposal. In fact, AIG has already invoked the threat of directing 28.1% of the vote in an attempt to sour shareholder interest in the economically superior Season Tender Offer. The Option Announcement implies that AIG's control of enough shares to tank the Season Tender Offer and to skew the vote on the AIG Merger Proposal in its favor is inevitable, making an American Bankers shareholder's tender to Season Acquisition futile.

      36. The chilling effect of the Lock-Up Option is exacerbated by Article VIII of American Bankers' Third Amended and Restated Articles of Incorporation (the "Charter") and Section 607.0901 of the Florida Business Corporation Act (the "Act"). If the Board of American Bankers refuses to approve the Season Tender

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

Offer or the Season Merger, both the Charter and the Act would operate to permit AIG to veto the proposed second-step merger with Season Acquisition upon completion of the Season Tender Offer, a result that effectively would prevent the acquisition of control of American Bankers, even if more than 50% of the Company's shareholders tender their shares in response to the Season Tender Offer. Consequently, the Lock-Up Option, along with the Charter and the Act, effectively permit AIG to block any and a11 competing bids no matter how favorable to the Company's shareholders.

      37. The Lock-Up Option provides no economic or other benefit to American Bankers or its shareholders. Its only purpose is to deter other bids. AIG does not want to be a 19.9% shareholder of American Bankers and American Bankers does not want AIG as a 19.9% shareholder. This is shown by the provisions of the Lock-Up Option that (a) permit AIG to sell the option shares it acquires back to the Company in the event the AIG Merger Agreement terminates; and (b) allow the Company to repurchase the option shares acquired by AIG in the event no person obtains control of American Bankers within one year following termination of the AIG Merger Agreement.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

American Bankers Agrees Not To
Consider Any Other Offers

      38. While the Lock-Up Option is, itself, a virtually insuperable barrier to competing bids, the defendant directors have created further impediments to competing bids in further breach of fulfillment of their fiduciary duty to maximize the value to be obtained in the sale of the Company. More specifically,
Section 6.2 of the AIG Merger Agreement contains a "no-shop" provision that purports to prohibit the Board from entertaining any competing bids for a period of 120 days from the date of the AIG Merger Proposal. Pursuant to that provision, the directors are flatly prohibited from: (a) initiating, soliciting, encouraging or otherwise facilitating any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction; or (b) engaging in any negotiations concerning, or providing any confidential information or data to, or having any discussions with, any person relating to an acquisition proposal or otherwise facilitating any effort or attempt to make or implement an acquisition proposal (the "No-Shop Provision").

      39. The No-Shop Provision reflects a complete abdication of the directors' fiduciary obligations under Florida law. It is also highly unusual, in that it prohibits the Board from considering any competing proposal for 120 days under any

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

circumstances -- regardless of whether the competing proposal is demonstrably and significantly more favorable to American Bankers shareholders than the AIG Merger Proposal. Given that the Company and AIG have announced in the Proxy Statement that they can consummate the AIG Merger Proposal in March 1998, i.e., within 120 days of signing the AIG Merger Agreement, the No-Shop Provision unquestionably is designed and intended to make the AIG merger a fait accompli, without regard to whether it represents the best available transaction for the shareholders of American Bankers.

The Board Has Agreed To An Unreasonable
Termination Provision And Break-Up Fee

      40. As if the No-Shop Provision, Voting Agreement, and Lock-Up Option were not enough to deter competing bids for American Bankers and to ensure the success of the AIG Merger Proposal, American Bankers has acquiesced to a termination provision (the "Termination Provision") in the AIG Merger Agreement that provides that even if the shareholders of American Bankers resoundingly reject the AIG Merger Proposal, American Bankers is stuck with that contract and cannot terminate it until 180 days -- 6 months -- after the date of its execution, providing AIG with a continuing advantage over any other bidder by effectively allowing AIG a continuing right of first refusal.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

      41. The only way that American Bankers could terminate the AIG Merger Agreement prior to the 180 day period would be if the American Bankers shareholders fail to approve the AIG Merger Proposal and if no "Acquisition Proposals" are made prior to the time of the shareholder vote; the Season Tender Offer qualifies as an Acquisition Proposal under the AIG Merger Agreement and therefore this lone exception cannot apply here.

      42. AIG, by contrast, has several circumstances under which it can terminate the AIG Merger Agreement, and collect a windfall by doing so. For example, if the AIG Merger Proposal is rejected by the Company's shareholders in the face of a competing acquisition proposal, like the Season Tender Offer, AIG may terminate the AIG Merger Agreement and collect from American Bankers a "termination fee" of $66 million dollars -- 3% of the total value of the AIG Merger (the "Break-Up Fee").

      43. The Break-Up Fee bears no reasonable relation to either the costs to AIG in making its proposal or to any effort by the Board to ensure that the American Bankers shareholders receive the best available price for their shares. The sole or primary purpose of the Break-Up Fee is to chill interest by competing bidders by forcing them to effectively pay a $66 million penalty for topping AIG's bid.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

The Board Has Agreed To Terminate
Its Poison Pill Only For The AIG Merger Proposal

      44. American Bankers also has a shareholder Rights Plan, commonly known as a "poison pill," to deter unsolicited takeover attempts. Pursuant to the Rights Plan, each share of American Bankers common stock comes with a "Right." The Rights Plan provides that, absent appropriate action by the Board, the Rights will "detach" and be separately distributed to shareholders within 10 days of the commencement of acquisition proposals such as the Season Tender Offer. Ten days after distribution, the Rights become non-redeemable. If the Rights are not redeemed by the Company's Board and the Season Tender Offer were to close, the Rights Plan would allow all Rights holders, except for Cendant and Season Acquisition (whose Rights would be null and void) to acquire additional shares of American Bankers at a 50% discount, significantly diluting Cendant and Season Acquisition's ownership of American Bankers stock and making any acquisition of the Company prohibitively expensive for Cendant and Season Acquisition. Alternatively, if American Bankers were to merge with and into Season Acquisition, the Rights Plan would allow all Rights holders to acquire shares of Cendant at a 50% discount, inflicting the same kind of substantial financial penalty that would deter the Cendant Bid. Pursuant to an

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

amendment to the Rights Plan provided for in the AIG Merger Agreement, however, the Rights Plan does not apply to the AIG Merger Proposal.

      45. If the American Bankers Board does not redeem the Rights or take other appropriate action to prevent the Rights from impeding the Cendant Bid, the Rights will become non-redeemable on February 17, 1998 absent the issuance of injunctive relief. Triggering of the Rights would either substantially dilute the holdings of Cendant and Season Acquisition in American Bankers upon closing of the Season Tender Offer, making it prohibitively expensive, or inflict a tremendous penalty on Cendant upon any acquisition of American Bankers by merger. Accordingly, absent injunctive relief, the Cendant Bid cannot be completed unless the American Bankers Board redeems the Rights or amends the Rights Plan to make it inapplicable to either the Season Tender Offer or the Season Merger. Failure to take such action prevents the shareholders of American Bankers from deciding for themselves the merits of the Cendant Bid.

      46. While the Rights Plan is scheduled to expire on March 10, 1998, American Bankers has committed itself in the AIG Merger Agreement, to extending the Rights Plan, or adopting a new Rights Plan with identical terms, at AIG's request. Through this agreement, the Board of American Bankers has abdicated its fiduciary

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

obligations in connection with the Rights Plan by placing an important decision regarding its shareholders' rights in the hands of a third party -- AIG.

The Company's Defensive
Arsenal Constitutes A
Breach Of The Directors' Duties

      47. In the process of agreeing to adopt and implement the panoply of takeover defenses described above, including the Lock-Up Option, the No-Shop Provision, the Termination Provision, the Break-Up Fee, and the Rights Plan (the "Takeover Defenses"), the Board failed adequately to inform themselves of all relevant facts and circumstances. The illicit Takeover Defenses cannot be justified as needed to induce a bidder to make an offer for American Bankers; cannot be justified as needed to secure an enhanced price in the context of an ongoing bidding contest; and cannot otherwise be justified as a reasonable means of securing whatever advantage the Board perceived would be provided by a deal with AIG at $47.00 per share. Consequently, the Board breached its fiduciary duties when it approved the Takeover Defenses and it continues to breach its fiduciary duties in not dismantling them.

      48. The Board of American Bankers agreed to the Takeover Defenses (a) despite its knowledge that potential acquirers other than AIG (including Cendant or its affiliates) were interested in making offers to acquire the Company; (b) after refusing to obtain indications whether such alternative buyers would offer terms more

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

attractive to American Bankers shareholders than those offered by AIG, and (c) despite its knowledge that the Takeover Defenses would prevent the Company's shareholders from receiving a substantial premium for relinquishing control of American Bankers. Thus, in direct breach of their fiduciary duties, the Company's directors have actually punished their own shareholders by rewarding AIG for making a lowball bid and deterring other interested parties from making higher offers.

AIG Belatedly Files A Materially
False And Misleading Schedule 13D

      49. On January 16, 1998, fifteen days after it was legally obligated to do so, AIG belatedly filed a Schedule 13D with the SEC disclosing its beneficial ownership of the American Bankers shares subject to the voting Agreement, i.e., 8.2% of the shares outstanding.

      50. The Schedule 13D is materially false and misleading in that AIG has failed to disclose, as it must under Section 13(d) of the Exchange Act, that AIG's Chairman of the Board, Greenberg, is a person "controlling" AIG, i.e., a person who has "possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise." 17 C.F.R. ss. 240.12b-2. Greenberg exercises control over AIG through, among other things, control of approximately 30 percent

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

of the outstanding shares of common stock of AIG, a portion of which is held directly -- and nominally -- by Starr International Company, Inc. ("Starr International"), The Starr Foundation ("Starr Foundation") and C.V. Starr & Co., Inc. ("C.V. Starr") -- private companies that Greenberg controls, and by other AIG officers and directors, whom Greenberg also controls. More specifically:

      o Greenberg controls Starr International, which owns 16.1% of the outstanding shares of AIG. Although not revealed in the Schedule 13D, Greenberg is the owner of 9.09% of the voting stock of Starr International and is the Chairman of Starr International's Board, which is comprised entirely of officers and employees of AIG or its affiliates who have been hand-picked and are controlled by Greenberg, on whom they depend for their continuing positions at AIG, and who collectively hold approximately 64% of the voting stock of Starr International. Accordingly, Greenberg and his underlings effectively control Starr International and its 16.1% of AIG.

      o Greenberg also controls C.V. Starr, which owns 2.40% of the outstanding shares of AIG. Although not revealed in the Schedule 13D, Greenberg is the owner of 24.39% of the common stock of C.V. Starr and the President, Chief Executive Officer and a member of the C.V. Starr Board, which is comprised entirely of officers and employees of AIG or its affiliates who have been hand-picked and are controlled by Greenberg, on whom they depend for their continuing positions at AIG, and who collectively hold approximately 70% of C.V. Starr's common stock. Accordingly, Greenberg and his underlings control C.V. Starr and its 2.4% of AIG.

      o Greenberg also controls Starr Foundation, which owns approximately 3.60% of the outstanding shares of AIG. Although not revealed in the
            Schedule 13D, Greenberg is the

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

            Chairman of Starr Foundation and he controls its Board of Directors, most (if not all) of which is comprised of officers or employees of AIG or its affiliates who have been hand-picked and are controlled by Greenberg, on whom they depend for their continuing positions at AIG. Accordingly, Greenberg and his underlings control Starr Foundation and its 3.6% of AIG.

      o Approximately 4.6% of the outstanding shares of AIG are owned by officers and directors who are appointed, and therefore controlled by, Greenberg.

      o Greenberg is Chairman and Chief Executive Officer of AIG; he has admitted in various public filings to direct ownership of 2.28% of the outstanding shares of AIG.

      51. Greenberg's position as Chairman and Chief Executive Officer of AIG and his control over almost one-third of that corporation's stock gives him the power, directly and indirectly, to direct or cause the direction of the management and policies of AIG. These material facts, which are legally required to be disclosed, have been illegally omitted from AIG's Schedule 13D. As a result, the shareholders of American Bankers remain unaware that Greenberg controls AIG, and that he would effectively control American Bankers in the event it is merged with AIG.

                                THE CENDANT BID

      52. The Season Tender Offer, commenced January 28, 1998 (the day after the original complaint in this action was filed), seeks 51% of the common shares of American Bankers, in exchange for $58.00 per common share in cash. As soon as

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

practicable after the tender offer doses, it is anticipated that Cendant, through Season Acquisition, will acquire the balance of the Company's outstanding common shares by means of the Season Merger with American Bankers, whereby all non-tendering American Bankers common shareholders would receive Cendant stock with a value equal to the Season Tender Offer price, $58.00 per share. Under the Season Tender Offer and Season Merger, the common shareholders of American Bankers would receive aggregate consideration of approximately $2.7 billion, approximately half a billion dollars more than anticipated by the AIG Merger Proposal.

      53. The Season Tender Offer as expressly contingent upon satisfaction of certain conditions, including: (a) the tender of at least 51% of the outstanding common shares of American Bankers common stock on a fully diluted basis; (b) entry of an order invalidating the Lock-Up Option; (c) Board approval of the Season Offer and Season Merger pursuant to the Charter and the Act; and (d) redemption of the Rights or amendment of the Rights Plan to make it inapplicable to the Season Tender Offer and Season Merger.

      54. By letter to the American Bankers Board dated January 27, 1998, Cendant has indicated its strong preference to enter into a merger agreement with American Bankers containing substantially the same terms and conditions (other than price and inappropriate terms) as those contained in the AIG Merger Agreement. The

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

American Bankers Board, however, has thus far declined to meet with Cendant or any of its subsidiaries or affiliates, including Season Acquisition, much less consent to the form of merger agreement proposed in the letter. Instead, the Board has merely announced in a press release that it would consider the Season Tender Offer "in due course."

The Option Announcement

      55. On January 27, 1998, the same day on which Cendant launched its bid, AIG issued a press release stating that it had "given notice to American Bankers Insurance Group (ABIG) of its intention to exercise its contractual right to acquire 19.9 percent of ABIG Common Stock at $47.00 per share, subject to receipt of regulatory approvals." This statement was calculated by AIG to create the impression that it had given "notice" within the meaning of the Lock-Up Option, i.e., written notice by AIG to American Bankers pursuant to Section 1(b) of the Option "specifying a date . . . not later than 10 business days and not earlier than three business days following the date such notice is given for the closing of such purchase (the "Stock Exercise Notice"). In this way, AIG has attempted to materially mislead the market into believing that it will be "closing" on the Option within three to ten business days, with the attendant ability to block and frustrate the Cendant Bid in that same time frame. In reality, AIG will not be in a position to lock-up its merger that quickly

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

because, contrary to the message it has delivered to the Company's shareholders, AIG is prohibited from obtaining any Option shares prior to, among other things, expiration or termination of AIG's waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of the other regulatory approvals, including insurance regulatory approvals, required to be obtained by AIG prior to the delivery of the shares, events which AIG knew would not occur on or before the expiration of ten business days from AIG's issuance of the Option Announcement. Nevertheless, AIG is creating the misleading impression that the Lock-Up Option will be exercised far sooner in an attempt to condition the Company's shareholders to believe that the AIG Merger will be approved by all the insurance and other regulatory authorities, and therefore can be consummated by the date the meeting of the shareholders is to be held.

American Bankers And AIG
Jointly File The Proxy Statement

      56. On January 30, American Bankers and AIG jointly filed the Proxy Statement along with AIG's Form S-4 registration statement, which registered the AIG shares intended to be issued and exchanged for American Bankers shares pursuant to the AIG Merger Proposal. The Proxy Statement, which schedules preferred and common shareholder votes on the AIG Merger for March 4 and 6,

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

1998, respectively, contains numerous materially false and misleading statements in an attempt to deceive American Bankers stockholders into believing that a transaction with AIG can close as soon as a vote can be held, and that the Cendant Bid cannot succeed.

      57. The Proxy Statement repeats the materially false and misleading disclosures made in the Option Announcement that AIG "sent a notice to American Bankers exercising its option" under the Lock-Up Option. Like the Option Announcement, this statement in the Proxy Statement creates the false and misleading impression that AIG will be "closing" on the Option within three to ten business days.

      58. The Proxy Statement also falsely states that American Bankers and AIG "expect to complete the Merger during March 1998." The Proxy Statement omits to disclose any facts supporting the claim that a closing in March can occur given required regulatory approvals. Although the Proxy Statement also states that AIG has "made all applicable filings" for insurance regulatory approval, in fact AIG's insurance regulatory filings are not complete in some states, while in other states the regulatory authorities have requested that AIG file supplemental information, which, on information and belief, AIG has not yet done. The omission of this information violates Item 14(a)(9) of Schedule 14A, which requires a proxy statement to disclose the status of any federal or state regulatory approval process. And Greenberg, who

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

controls AIG directly and through other entities that he controls, has, upon information and belief, failed to even apply for regulatory approval, as he must under applicable regulations. In light of the delays that will result from these incomplete or tardy filings and the time it will take to grant insurance regulatory approval, including a hearing process in certain jurisdictions, there is no reasonable basis to believe that the AIG Merger can reasonably be expected to close in the first quarter of 1998, and defendants' statement that they will consummate the AIG Merger Agreement in March 1998 is materially false and misleading.

      59. The Proxy Statement also seeks to conceal from American Bankers shareholders the source of the "expense savings" to be achieved through the AIG Merger. The Proxy Statement nowhere specifies how the "expense savings" will be achieved and falls to disclose that AIG's contemplated cost savings are likely to be accomplished, among other ways, through elimination of jobs and termination of employees of American Bankers, including those in Florida. The failure to disclose this material information constitutes a violation of Sections 14(a) and 14(e) of the Exchange Act.

      60. In seeking to further the impression that the AIG Merger is a fait accompli, the Proxy Statement also is materially misleading in its description of the extant voting arrangements between American Bankers management and AIG.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98.0159-CIV-MOORE

Specifically, the Proxy Statement claims that "approximately 16.0% of the number of shares of Common Stock required for approval of the Merger have contractually agreed to vote in favor of the Merger." In reality, pursuant to the Voting Agreement, 8.2% is the true percentage of the outstanding American Bankers shares "contractually committed" to vote for AIG, and the higher percentage touted by defendants is intended to create the erroneous impression that approval of the AIG Merger Proposal is a foregone conclusion.

      61. In this same vein, the Proxy Statement describes at length the Lock-Up Option, and the false and misleading Option Announcement, but fails to disclose that AIG will not be able to vote any of the shares that it may obtain pursuant to the Lock-Up Option in favor of the AIG Merger Proposal, because AIG did not beneficially own those shares prior to or on the record date.

      62. Like AIG's Schedule 13D, the Proxy Statement is also false and misleading in that it fails to reveal that AIG is controlled by Greenberg, directly and through Starr International, Starr Foundation and C.V. Starr. This material fact is omitted despite a lengthy description of AIG's capital stock in the Proxy Statement. No warning is given to the shareholders of American Bankers that, should the AIG Merger Agreement be consummated, the Company issuing stock in the AIG merger -- AIG -- is controlled by Greenberg.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

      63. The Proxy Statement also attempts to conceal the bases on which the inadequate financial terms of the AIG Merger were approved. In connection with its review of the AIG Merger Proposal, the American Bankers management prepared "revised" internal projections that contained lower estimates of revenue and income. These lower projections were also provided to the American Bankers financial adviser, Salomon Smith Barney, in order to obtain its fairness opinion. The Proxy Statement falsely and misleadingly presents the opinion of Salomon Smith Barney, however, without disclosing the extent to which the financial adviser employed and relied on the lower "revised" projections in its analyses, and whether the fairness opinion could have been given or whether the analyses would have materially changed had the unrevised, higher projections been used.

      64. The Proxy Statement also mentions some of the bases of evaluation of the fairness of the AIG Merger Proposal made by the Company's financial adviser. For example, the financial adviser relied on supposed "comparative analyses"; yet neither the transactions in the insurance industry nor the public insurance companies analyzed are remotely "comparable" to American Bankers or the AIG Merger Proposal. Only one of the insurance industry transactions reviewed was similar to the AIG Merger Proposal in size, and none of those transactions involved comparable businesses to AIG and American Bankers. Nor were the "selected public

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

companies" similar in business to American Bankers. These hand-picked comparisons could not form a reasonable basis for accepting the inferior AIG Merger Proposal price.

                               IRREPARABLE INJURY

      65. Absent relief from this Court, American Bankers and AIG may complete the AIG Merger Proposal without allowing the shareholders to fairly consider and choose from other, financially superior offers, including the Cendant Bid. Cendant and the Company's other shareholders therefore will suffer irreparable injury in that defendants' unlawful actions, unless enjoined, will deprive Cendant and Season Acquisition of the unique opportunity to acquire American Bankers and the other shareholders will be unable to obtain the best available value for their shares. In addition, in the absence of an order granting the relief requested, American Bankers shareholders and the investing public will continue to be fed materially misleading information and denied material information to which they are lawfully entitled under the federal securities laws and which is essential to informed decision making with respect to purchasing, selling and voting American Bankers stock.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

                             FIRST CLAIM FOR RELIEF

                      (Breach of Fiduciary Duty of Due Care
                     Against the American Bankers Directors)

      66. Plaintiffs repeat and reallege the preceding paragraphs as if fully set forth herein.

      67. Directors of a corporation are fiduciaries. They owe a duty of care to the corporation and its shareholders.

      68. The directors of American Bankers have breached their duty of care by, among other actions:

      a. approving the AIG Merger Agreement and the Takeover Defenses without making adequate efforts to determine whether those agreements, as opposed to any other offer or potential offer for control of American Bankers, including the Season Acquisition Offer and Merger, were in the best interests of the American Bankers shareholders;

      b. Failing adequately to inform themselves of, or adequately to consider, potential transactions available to American

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

            Bankers before voting upon and approving the AIG Merger Agreement and the Takeover Defenses;

      c. falling adequately to inform themselves, or adequately to consider, the effect of the AIG Merger Proposal and the Takeover Defenses upon American Bankers's ability to obtain better offers and upon the interests of American Bankers shareholders; and

      d. falling adequately to inform themselves as to the probable illegality of several provisions of the AIG Merger Agreement and the Takeover Defenses.

      69. Accordingly, approval of the AIG Merger Agreement and the Takeover Defenses violated the American Bankers directors' fiduciary duty of care, and are therefore void and unenforceable.

      70. Plaintiffs have no adequate remedy at law.

                            SECOND CLAIM FOR RELIEF
                  (Breach of Fiduciary Duty to Sell the Company
        for the Highest Price Against American Bankers and its Directors)

      71. Plaintiffs repeat and reallege the preceding paragraphs as if fully set forth herein.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

      72. The AIG Merger Proposal would shift control of American Bankers to AIG and end American Bankers's separate corporate existence. Thus, before agreeing to the Takeover Defenses in the agreement with AIG, the Board had to adequately discharge its duty of care to determine if the bid made by AIG offered the best available price and other terms.

      73. The Cendant Bid demonstrates that the AIG Merger Proposal is inadequate, and that American Bankers' directors acted in breach of their duties by entering into the AIG Merger Proposal and adopting the Takeover Defenses that were designed to ensure AIG's success.

      74. American Bankers's swift acceptance of AIG's bid, without even engaging in discussions with Cendant or its affiliates, despite its expression of serious interest to defendant Gaston, the President of the Company, demonstrates that American Bankers's directors failed to take adequate steps to ensure that the Company's shareholders would receive the best possible price and terms for their shares.

      75. Despite American Bankers's lack of knowledge as to whether AIG's bid represented the best possible transaction, American Bankers entered into the AIG Merger Agreement and the Takeover Defenses with the purpose and intent of foreclosing or unreasonably burdening any higher bid. By entering into the AIG Merger Agreement and the Takeover Defenses without adequate knowledge and information to reasonably

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

conclude that AIG's bid constituted the best available offer, and by impeding any competing offers for American Bankers, including the Cendant Bid, American Bankers' directors have breached their duty of care under applicable law, and the AIG Merger Agreement and the Takeover Defenses are thereby void and unenforceable.

      76. Plaintiffs have no adequate remedy at law.

                             THIRD CLAIM FOR RELIEF
               (Breach of Fiduciary Duty to Conduct a Proper Sale
                   Against American Bankers and its Directors)

      77. Plaintiffs repeat and reallege the preceding paragraphs as if fully set forth herein.

      78. In considering the AIG Merger Proposal, which involves a change in control, the American Bankers directors were required to act reasonably under the circumstances. In treating different bidders unequally in the ways stated above, the American Bankers directors could comply with their duties only if their conduct was reasonably related to achieving the best price available to shareholders.

      79. There was no basis for the Board to conclude that the AIG Merger Agreement represented the best available alternative for American Bankers and its shareholders. There was no basis for the Board to conclude that the unequal treatment of Season Acquisition and AIG is or was reasonably related to achieving the best price

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

available. The fact that no such basis ever existed is amply demonstrated by (among many other facts):

      a. Cendant's emergence as a serious, bona fide bidder attempting to negotiate an alternative transaction, and American Bankers's refusal to attempt to determine (through good faith discussions) whether Cendant would offer a transaction superior to AIG's;

      b. the nature, structure and massive size of the Takeover Defenses and the burden they place on competing bids;

      c. the Board's failure to contact Cendant or any of its subsidiaries or affiliates, including Season Acquisition, about a possible transaction with American Bankers, despite knowing of Cendant's interest in such a transaction;

      d. the Board's failure to make adequate efforts to determine whether any other party would make a bid superior to AIG's; and

      e. the Board's failure to properly canvass the market before agreeing to sell the Company to AIG; and

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                     Case No. 98-0159-CIV-MOORE

      f. the Board's failure to negotiate with AIG a merger agreement permitting the Board to entertain superior acquisition proposals prior to submission of the AIG Merger Proposal to a vote of the Company's shareholders.

      80. Under the circumstances, the approval of and adherence to the AIG Merger Agreement and the Takeover Defenses were and are violations of the fiduciary duties owed by the American Bankers directors. For the same reasons, the other measures the American Bankers Board has taken in treating Cendant and AIG unequally, including with respect to the Rights Plan, the Charter, the Act and other structural defenses, are breaches of duty.

      81. Plaintiffs have no adequate remedy at law.

                               FOURTH CLAIM RELIEF
                    (Civil Conspiracy to Commit a Breach of
                      Fiduciary Duty against AIG and AIGF)

      82. Plaintiffs repeat and reallege the preceding paragraphs as if fully set forth herein.

      83. AIG and AIGF knowingly conspired with American Bankers and its directors to commit the unlawful breaches of fiduciary duty by American Bankers and its directors detailed above. AIG and AIGF knew that American Bankers and its

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

directors owed fiduciary duties of care and loyalty to the shareholders of American Bankers, including a duty to, once deciding to sell American Bankers, obtain the best available price and other terms for the American Bankers shareholders. Despite this knowledge, and in furtherance of the conspiracy, AIG and AIGF, among other overt acts, negotiated and entered into the AIG Merger Agreement, the Lock-Up Option, and the Voting Agreement, contracts containing terms that purport to compel the Company's directors to abdicate their fiduciary responsibilities to the shareholders.

      84. As AIG well knows, the AIG Merger Agreement, Lock-Up Option and Voting Agreement were designed and intended to enable AIG to acquire control of American Bankers at a price well below what other bidders are willing to pay and to preclude other bidders from successfully topping AIG's inadequate proposal. In seeking and obtaining this result, AIG and AIGF have conspired with the defendant directors to commit the above-mentioned breaches of fiduciary duty to the irreparable detriment of the American Bankers shareholders.

      85. Plaintiffs have no adequate remedy at law.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

                             FIFTH CLAIM FOR RELIEF
                       (For Violations of Section 13(d) of
                       the Exchange Act and the Rules and
                 Regulations Promulgated Thereunder Against AIG)

      86. Plaintiffs repeat and reallege the preceding paragraphs as if fully set forth herein.

      87. Section 13(d) of the Exchange Act and Rule 13d-l thereunder provide that any person who acquires, directly or indirectly, beneficial ownership of more than 5 percent of any class of equity security of an issuer registered under Section 12 of the Exchange Act, shall, within 10 days after such acquisition, send to the issuer and file with the SEC and any exchange where the security is traded, a Schedule 13D pursuant to the SEC's Rule 13d-1 setting forth, among other things, the identity of the person who beneficially owns more than 5 percent of the issuer's stock and, in the event such person is a corporation, the identity of each person controlling such corporation.

      88. The purpose of Section 13(d) is, among other things, to permit companies, their shareholders and the investing public generally to (i) be aware of accumulations of blocks of stock in excess of 5 percent of the outstanding shares of any equity security, and (ii) ascertain the background of, and other pertinent information relating to, the holders of such blocks -- and the persons who control such holders -- with respect to the particular issuer in question, all with a view toward enabling

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

shareholders and the public to make informed investment decisions based upon full disclosure of all relevant and material information concerning issuers and those in a position to assert control over them.

      89. On January 16, 1998, defendant AIG filed a Schedule 13D with the SEC disclosing that it is the beneficial owner of 8.2 percent of the outstanding common shares of American Bankers common stock -- the shares that are subject to the Voting Agreement. The Schedule 13D does not disclose, however, that Greenberg is a person controlling AIG -- an omission that constitutes a violation of Section 13(d) of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. AIG thus has deprived the shareholders of American Bankers and the investing public of the material information that they are entitled to receive.

      90. Plaintiffs have no adequate remedy at law.

                             SIXTH CLAIM FOR RELIEF
                     (For Violations of Section 14(a) of the
                   Exchange Act and the Rules and Regulations
                 Promulgated Thereunder Against All Defendants)

      91. Plaintiffs repeat and reallege the preceding paragraphs as if fully set forth herein.

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

      92. Section 14(a) of the Exchange Act provides that no person may make a solicitation of any proxies in contravention of such rules and regulations as the SEC may prescribe for the protection of shareholders.

      93. Rule 14a-9 promulgated by the SEC pursuant to Section 14(a) of the Exchange Act prohibits any person making a solicitation by means of a written or oral communication containing a false or misleading statement with respect to any material fact, or which omits to state any material fact necessary to make the statements made not false or misleading.

      94. The Option Announcement is a materially misleading proxy solicitation by AIG which fails to state material facts necessary to make the American Bankers shareholders aware that despite its claims, AIG cannot buy shares pursuant to the Lock-Up Option until it obtains the required regulatory approvals, which will not be forthcoming within three to ten business days from the date of the Option Announcement. The failure to disclose this information violates Section 14(a) and Rule 14a-9 promulgated thereunder.

      95. The Proxy Statement is materially false and misleading in that it:

      a. claims that AIG has exercised the Lock-Up Option, thereby misleadingly suggesting that it will obtain the Option shares in three to ten business days, when in reality the Lock-Up Option

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98-0159-CIV-MOORE

            will not be exercisable until such time as AIG obtains the requisite regulatory approval, which is not imminent, as the Proxy Statement suggests;

      b. states that American Bankers and AIG expect the AIG Merger Agreement to close in March 1998, when they know that the likelihood of receiving all required regulatory approval prior to the second quarter of 1998 is remote;

      c. touts expense savings and synergies to be obtained as a result of the AIG Merger without disclosing the plans for achieving them and that in order to accomplish the cost savings desired by AIG, it is likely that jobs will be eliminated and employees of American Bankers will be terminated, including those based in Florida;

      d. misleadingly misrepresents the number of shares "contractually committed" to vote in favor of the AIG Merger Proposal;

      e. misleadingly implies that AIG will be able to vote the Lock-Up Option shares at the special meetings of shareholders at which voting for the AIG Merger Proposal will be held;

     SHUTTS & BOWEN LLP / 1500 MIAMI CENTER / 201 SOUTH BISCAYNE BOULEVARD /
                     MIAMI, FLORIDA 33131 / (305) 358-6300

                                                      Case No. 98.0159-CIV-MOORE

            f. misleadingly fails to disclose that AIG is controlled by Greenberg, directly and through his control of Starr International, Starr Foundation and C.V. Starr; and

            g. conceals the inadequate financial terms of the AIG Merger by, among other things, presenting the fairness opinion of its financial adviser, without revealing whether the opinion was based on projections that were revised by decreasing revenue and income growth from historical levels solely to create the illusion that economically the AIG Merger Proposal is "fair" and to gain approval for the AIG Merger Proposal.

            96. Plaintiffs have no adequate remedy at law.

                            SEVENTH CLAIM FOR RELIEF
                    (For Violations of Section 14(e) of the
                   Exchange Act and the Rules and Regulations
                 Promulgated Thereunder Against All Defendants)

            97. Plaintiffs repeat and reallege the preceding paragraphs as if fully set forth herein.

            98. Section 14(e) of the Exchange Act prohibits any person from making any untrue statement of material fact or omitting to state any material fact necessary to make the statements made not misleading, or from engaging in any fraudulent, deceptive

             SHUTTS & BOWEN LLP/1500 MIAMI CENTER/201 SOUTH BISCAYNE
                  BOULEVARD/MIAMI, FLORIDA 33131/(305)358-6300

                                                      Case No. 98-0159-CIV-MOORE

or manipulative acts in connection with any tender offer or any solicitation of shareholders in opposition to a tender offer.

            99. The Option Announcement and the Proxy Statement are materially misleading, as alleged above, in violation of Section 14(e) of the Exchange Act.

            100. The misrepresentations in the Option Announcement and the Proxy Statement were made by American Bankers and AIG with knowledge of their false and misleading nature in order to dissuade American Bankers shareholders from accepting the Cendant Bid and to coerce them into voting in favor of the AIG Merger Proposal.

            101. Plaintiffs have no adequate remedy at law.

            WHEREFORE, Plaintiffs respectfully request that this Court:

            A. Declare and decree that the AIG Merger Agreement is unlawful and void and was entered into in breach of the fiduciary duties of American Bankers and its directors;

            B. Enjoin, temporarily, preliminarily and permanently, AIG, its officers, employees, agents, nominees and affiliates, and all other persons acting in concert with them or on their behalf directly or indirectly, from:

                  (i) acquiring or attempting to acquire any shares of American Bankers stock;

            SHUTTS & BOWEN LLP/1500 MIAMI CENTER/201 SOUTH BISCAYNE
                   BOULEVARD/MIAMI, FLORIDA 33131/(305)358-6300

                                                      Case No. 98-0159-CIV-MOORE

                  (ii) soliciting or arranging for the solicitation of orders to sell any shares of American Bankers stock;

                  (iii) voting in person, by proxy or pursuant to the Voting Agreement any shares of American Bankers stock; and

                  (iv) soliciting or arranging for the solicitation of proxies, consents or authorizations with respect to the shares of American Bankers stock unless and until AIG files a full and complete Schedule 13D with respect to American Bankers, unless and until such time in the future as the Court may determine that the effects of AIG's unlawful conduct has dissipated.

            C. Enjoin, temporarily, preliminarily and permanently, AIG, AIGF, their employees, agents and all other persons acting on their behalf from (i) issuing or causing to be issued false, misleading or omissive statements, whether written or oral, with respect to any proposed transaction involving either AIG or AIGF and American Bankers or Cendent or Season Acquisition and American Bankers; (ii) taking any steps whatsoever to consummate the AIG Merger Proposal until full corrective disclosure is made regarding the matters discussed in the Option Announcement and the Proxy Statement; (iii) soliciting any proxy, consent or authorization with respect to securities of American Bankers without first complying with the applicable provisions of Sections 14(a) and 14(c) of the Exchange Act and the Rules promulgated thereunder.

            SHUTTS & BOWEN LLP/1500 MIAMI CENTER/201 SOUTH BISCAYNE
                   BOULEVARD/MIAMI, FLORIDA 33131/(305)358-6300

                                                      Case No. 98-0159-CIV-MOORE


            D. Enjoin, temporarily, preliminarily and permanently, any steps to carry out, implement or effectuate the AIG Merger Agreement, or to consummate the AIG Merger Proposal, unless and until: (i) the Lock-Up Option is revoked or invalidated or waived or otherwise rendered unexercisable; (ii) the No-Shop Provision is revoked or waived or otherwise invalidated; (iii) the Termination Provision is revoked or waived or invalidated or otherwise rendered unexercisable; (iv) the Break-Up Fee is revoked or waived by both American Bankers and the AIG Defendants or otherwise invalidated; and (v) the Board affords Cendant and Season Acquisition equal treatment to AIG under the Rights Plan, the Charter and the Act.

            E. Enjoin, temporarily, preliminarily and permanently, any steps to adopt, carry out, implement or effectuate any extension of the term of the Rights Plan, any distribution of the Rights or any action that could make the Rights become exercisable or non-redeemable.

            F. Declare and decree that the Lock-Up Option is unlawful, void and was entered into in breach of the fiduciary duties of American Bankers and its directors;

            G. Enjoin, temporarily, preliminarily and permanently, exercise of the Lock-Up Option, any payment pursuant to the terms of the Lock-Up Option, or the voting or sale of any shares obtained by AIG upon any exercise of the Lock-Up.

            SHUTTS & BOWEN LLP/1500 MIAMI CENTER/201 SOUTH BISCAYNE
                   BOULEVARD/MIAMI, FLORIDA 33131/(305)358-6300

                                                      Case No. 98-0159-CIV-MOORE


            H. Declare and decree that the No-Shop Provision is unlawful, void and was entered into in breach of the fiduciary duties of American Bankers and the Board;

            I. Enjoin, temporarily, preliminarily and permanently, the No-Shop Provision;

            J. Declare and decree that the Termination Provision is unlawful, void and was entered into in breach of the fiduciary duties of American Bankers and the Board;

            K. Declare and decree that the Break-Up Fee is unlawful, void and was entered into in breach of the fiduciary duties of American Bankers and the Board;

            L. Enjoin, temporarily, preliminarily and permanently, payment of the Break-Up Fee;

            M. Declare and decree that the refusal of American Bankers and its directors to fully and fairly consider the Season Tender Offer constitutes a breach of their fiduciary duties.

            N. Require American Bankers and its directors to take all steps necessary to provide Cendant and Season Acquisition a fair and equal opportunity to acquire American Bankers, including furnishing to them the same information and access to information that was provided to AIG;

            SHUTTS & BOWEN LLP/1500 MIAMI CENTER/201 SOUTH BISCAYNE
                   BOULEVARD/MIAMI, FLORIDA 33131/(305)358-6300

                                                     Case  No. 98-0159-CIV-MOORE

            O. Award plaintiffs the costs and disbursements of this action, including reasonable attorneys fees; and

            P. Grant such other and further relief as this Court may deem just and proper.

               Dated:   February 2, 1998
                        Miami, Florida

                                             SHUTTS & BOWEN LLP
                                             1500 Miami Center
                                             201 South Biscayne Boulevard
                                             Miami, Florida 33131
                                             Telephone: 305-353-6300
                                             Facsimile: 305-381-9982


                                             By:  /s/ Robert T. Wright,Jr
                                                 -------------------------
                                                Robert T. Wright,Jr
                                                Florida Bar No. 185525
                                                John C. Shawde
                                                Florida Bar No. 449784

                                                Attorneys for Plaintiffs
                                                Cendant Corporation and
                                                Season Acquisition Corp.

Of Counsel:
Jonathan J. Lerner
Samuel Kadet
Seth M. Schwartz
SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP
919 Third Avenue
New York; New York 10022
Telephone: 212-735-3000
Facsimile: 212-735-2000

            SHUTTS & BOWEN LLP/1500 MIAMI CENTER/201 SOUTH BISCAYNE
                   BOULEVARD/MIAMI, FLORIDA 33131/(305)358-6300

                                                      Case No. 98-0159-CIV-MOORE



                             CERTIFICATE OF SERVICE

          I HEREBY CERTIFY that a true and correct copy of the foregoing Amended Complaint has been served this 2nd day of February, 1998, upon the following:

Via Hand-delivery to:                   Via  Facsimile (w/o exhibits), U.S.
Lewis F. Murphy, Esq.                   Mail and Federal Express to:
Steel, Hector & Davis LLP               Richard H. Klapper, Esq.
Co-Counsel for AIG and AIGF             SULLIVAN & CROMWELL
200 South Bisacayne Boulevard           Co-Counsel for AIG and AIGF
First Union Financial Center,           125 Broad Street
Suite 40008                             New York, New York 10004-2498
Miami, Florida 33131-2398               Facsimile: (212) 558-4000

Via Hand-delivery to:                   Via Facsimile (w/o exhibits), U.S.
Franklin G. Burt, Esq.                  Mail and Federal Express to:
Jorden Burt Berenson & Johnson LLP      Robert C. Meyers, Esq.
Co-Counsel for American Bankers         Dewey Ballantine LLP
and Individual Director                 Co-Counsel for American Bankers
  Defendants                              and Individual Director Defendants
777 Brickell Avenue                     1301 Avenue of the Americas
5th Floor                               New York, New York 10019-6092
Miami, Florida 33131                    Facsimile: (212) 259-6333

                                            By:  /s/ Robert T. Wright,Jr
                                                 -------------------------
                                       58

            SHUTTS & BOWEN LLP/1500 MIAMI CENTER/201 SOUTH BISCAYNE
                   BOULEVARD/MIAMI, FLORIDA 33131/(305)358-6300

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF FLORIDA
                                                            98-0168
JOEL L. LOPATE and KAY LOPATE,                              CIV-MORENO
individually and on behalf of all
others similarly situated,                                  Case No. [ILLEGIBLE]

               Plaintiffs,
                                                            CLASS ACTION
              - v.-                                         COMPLAINT

R. KIRK LANDON, GERALD N. GASTON,
NICHOLAS A. BUONICONTI, ARMANDO M.                          MAGISTRATE JUDGE
CODINA, PETER DOLARA, BERNARD P.                            GARBER
KNOTH, JAMES F. JORDEN, DARYL L.
JONES, EUGENE M. MATALENE, JR.,                             FILED BY ___ D.C.
ALBERT H. NAHMAD, NICHOLAS J. ST.                           98 JAN 28 AM 10:07
GEORGE, ROBERT C. STRAUSS, GEORGE                           CARLOS JUENKE
E. WILLIAMSON, II, AMERICAN BANKERS                         CLERK U.S. DIST. CT.
INSURANCE GROUP INC., AMERICAN                              S.D. OF FLA.-MIAMI
INTERNATIONAL GROUP, INC. and AIGF, INC.,

               Defendants.


            Plaintiffs allege, upon information and belief except as to paragraph 1, which is alleged on knowledge, as follows:

                                  THE PARTIES

            1. Plaintiffs Joel L. Lopate and Kay Lopate were at all times relevant hereto the owners of shares of common stock of American Bankers Insurance Group, Inc. ("American Bankers" or the "Company").

            2. American Bankers is a Florida corporation with its principal executive offices located in Miami, Florida. American Bankers shares are traded on the New York Stock Exchange under the symbol "ABI". As of December 31, 1997, there were approximately 20.8 million shares of

American Bankers common stock outstanding held by approximately 1,532 shareholders of record.

            3. Defendant R. Kirk Landon ("Landon") has been Chairman of the Board of the Company since 1980, and was formerly the Chief Executive Officer of the Company.

            4. Defendant Gerald N. Gaston ("Gaston") is Vice Chairman of the Board of the Company. Gaston has been President of the Company since 1980 and Chief Executive Officer since 1996.

            5. Defendants Nicholas A. Buoniconti, Armando M. Codina, Peter Dolara, Bernard P. Knoth, James F. Jorden, Daryl L. Jones, Eugene M. Matalene, Jr., Albert H. Nahmad, Nicholas J. St. George, Robert C. Strauss, and George E. Williamson, II are directors of the Company (collectively with Landon and Gaston said Defendants will be referred to as the "Individual Defendants").

            6. Defendant American International Group, Inc. ("AIG") is a Delaware corporation with its principal executive offices in New York, New York. AIG is a holding company engaged primarily in the general and life insurance businesses both in the United States and abroad. AIG is controlled by its Chairman, Maurice R. Greenberg, a material fact that AIG has wrongfully failed to disclose in violation of Section 13(d) of the Exchange Act.

            7. Defendant AIGF, Inc. ("AIGF") is a Florida corporation wholly owned by AIG. Pursuant to a merger agreement signed by American Bankers, AIG and AIGF in December 1997 (the "AIG Merger Agreement"), AIG is to acquire American Bankers through a merger of American Bankers into AIGF, with AIGF to be the surviving corporation in the merger.

                             JURISDICTION AND VENUE

            8. The claims asserted herein arise under Section 13(d) of the Exchange Act, 15 U.S.C. ss. 78m(d), and the rules and regulation promulgated thereunder by the Securities and Exchange Commission (the "SEC"), and the laws of the State of Florida. This court has jurisdiction over this action pursuant to Section 27 of the Exchange Act, 15 U.S.C. ss. 78aa; 28 U.S.C. ss. 1331 (federal question); and 28 U.S.C. ss. 1367 (supplemental jurisdiction).

            9. This Court has jurisdiction over this action because American Bankers is located and does business in Florida.

            10. Venue is proper in this District pursuant to Section 27 of the Exchange Act and 28 U.S.C. ss. 1391(b). The claims asserted herein arose in this District, and the acts and transactions complained of have occurred, are occurring, and unless enjoined, will continue to occur in this District.

                        CLASS REPRESENTATION ALLEGATIONS

            11. Plaintiffs bring this action pursuant to Rule 23(a) and Rule 23(b)(3) of the Federal Rules of Civil

Procedure on their own behalf, and on behalf of all other class members similarly situated in the United States of America. Excluded from the Class are Defendants, and any person or other entity related to or affiliated with Defendants.

            12. The Class satisfies the requirements of Rule 23(a) -- numerosity, commonality, typicality, and adequacy -- and Rule 23(b)(3) -- predominance and superiority -- for the reasons set forth below.

            13. This action is properly maintainable as a class action for the following reasons:

                  (a) The Class is so numerous that joinder of all members is impracticable. As of December 31, 1997, there were approximately 1,532 holders of record of American Bankers common stock, which stock trades on the New York Stock Exchange.

                  (b) Members of the Class are scattered throughout the United Status and are so numerous that it is impracticable to bring them all before this Court.

                  (c) There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual class member. The common questions include, inter alia, the following:

                        (i) Whether defendants have engaged and are continuing to engage in a plan and scheme to benefit themselves at the expense of the members of the Class;

                        (ii) Whether defendants violated the federal securities laws;

                        (iii) Whether the Individual Defendants, as officers and/or directors of the Company have fulfilled, and are capable of fulfilling, their fiduciary duties to plaintiffs and the other members of the Class, including their duties of, loyalty, due care, and candor;

                        (iv) Whether the defendants have disclosed all material facts in connection with the challenged transaction; and

                        (v) Whether plaintiffs and the other members of the Class would be irreparably damaged were defendants not enjoined from the conduct described herein;

                  (d) The claims of plaintiffs are typical of the claims of the other members of the Class in that all members of the Class will be damaged by defendants' actions.

                  (e) Plaintiffs are committed to prosecuting this action and have retained competent counsel experienced in litigation of this nature. Plaintiffs are adequate representatives of the Class.

                  (f) A class action is superior to any other method available for the fair and efficient adjudication of this controversy since it would be impractical and undesirable for each of the members of the Class, who has suffered or will suffer damages, to bring separate actions.

            14. Moreover, defendants have acted and will continue to act on grounds generally applicable to the Class, thereby making appropriate final injunctive or corresponding declaratory relief with respect to the Class as a whole.

                           SUBSTANTIVE ALLEGATIONS

            15. American Bankers is a specialty insurer providing primarily credit-related insurance products in the U.S. and Canada as well as in Latin America, the Caribbean and the United Kingdom. The majority of the Company's gross collected premiums are derived from credit-related insurance products sold through financial institutions and other entities which provide consumer financing as a regular part of their businesses.

            16. On December 22, 1997, American Bankers and AIG jointly announced that American Bankers was to be purchased by AIG for $2.2 billion in stock and cash, equivalent to $47 a share ("the AIG Merger Agreement") with AIGF to be the surviving corporation in the merger.

            17. This offer represented a 6.2% premium over American Bankers' share price the prior trading day.

            18. As part of the AIG Merger Agreement, American Bankers shareholders would receive cash only in certain circumstances and cash would be paid only to those shareholders requesting it.

            19. Also as part of the AIG Merger Agreement, the Individual Defendants agreed to be barred from talking to other bidders for 120 days after the agreement (the "120-day provision").

            20. Undisclosed in the AIG Merger Agreement was the fact that American Bankers had received repeated overtures over the past several years from Cendant Corporation, formerly known as CUC International ("Cendant").

            21. John H. Fullmer, Cedant's executive Vice President and Chief Marketing Officer, and representatives of the Company, including Gerald N. Gaston, the Company's Vice Chairman, President and Chief Executive Officer, met on various occasions to discuss possible strategic marketing alliances.

            22. At a meeting held on May 1997, Mr. Fullmer and Mr. Gaston met and discussed Cendant's interest in acquiring the Company and the existence of certain financial issues relating to a possible combination.

            23. In the summer of 1997, a merger was pending between CUC and HFS, now Cendant. Representatives of HFS separately identified the Company as a possible acquisition candidate.

            24. During the course of planning for the then-pending merger of CUC and HFS, their mutual interest in the company was identified and scheduled to be pursued following completion of that merger.

            25. On December 3, 1997, a significant shareholder of the Company indicated to a Senior Vice president of what is now Cendant that it believed American Bankers was considering a sale transaction. This information was conveyed to Mr. Fullmer, who attempted on several occasions to contact Mr. Gaston to inquire as to its validity.

            26. Mr. Fullmer ultimately spoke with Mr. Gaston in mid-December 1997 and described the merger of CUC and HFS which created Cendant and emphasized that the resulting size and scale of Cendant had eliminated the financial issues relating to an acquisition of the Company which they had previously discussed. Mr. Fullmer inquired whether the company was actively engaged in discussions relating to an acquisition, and indicated that, if the Company was so engaged, representatives of his company would like to meet immediately with the Company's representatives to discuss its strong interest in exploring such a transaction.

            27. In response to Mr. Gaston's assurances that the Company was not actively engaged in acquisition discussions, Mr. Fullmer agreed to forward to Mr. Gaston information regarding Cendant and to contact Mr. Gaston to schedule a meeting in early January 1998 to discuss a possible acquisition transaction.

            28. On December 22, 1997, the Company and AIG announced that they had entered into the AIG Merger

Agreement and that certain stockholders of the Company had entered into the Voting Agreement with AIG.

            29. In connection with the execution of the AIG Merger Agreement, the Company and AIG entered into an option agreement (the "AIG Lockup Option Agreement") pursuant to which the Company granted to AIG an option (the "AIG Lockup Option"), exercisable in certain events, to purchase up to approximately 8,265,626 common shares (which represented 19.9% of the outstanding number of common shares at the time the AIG Lockup Option Agreement was entered into) at an exercise price of $47.00 per common share, subject to adjustment as set forth therein. The AIG Lockup Option may not be exercised prior to AIG's receipt of applicable regulatory approvals, including insurance regulatory approvals.

            30. Also as part of the AIG Merger Agreement, the Company has agreed to a provision which provides that the Company and its subsidiaries, officers, directors, employees, agents and representatives will not, directly or indirectly, (i) initiate, solicit, encourage, or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 15% or more of the assets or any equity securities of, the Company or any of its subsidiaries (an "Acquisition Proposal"), or (ii) engage in any negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal, until after 120 days have elapsed since the date of the AIG Merger Agreement (the "120-day provision").

            31. The AIG Merger Agreement provides that under certain circumstances in which the AIG Merger Agreement is terminated, the Company will have an obligation to pay a cash fee of $66 million to AIG (the "AIG Termination Fee"). However, pursuant to the terms of the AIG Lockup Option Agreement, AIG's total profit under the AIG Lockup Option Agreement (including the amount of the AIG Termination Fee) is limited to $66 million.

            32. In connection with the execution of the AIG Merger Agreement, AIG entered into a Voting Agreement (the "AIG Voting Agreement") with R. Kirk Landon, Chairman of the Board of the Company, and Gerald N. Gaston, Vice Chairman, President and Chief Executive Officer of the Company, pursuant to which Messrs. Landon and Gaston agreed (i) to vote the approximately 8.25% of the outstanding Company shares beneficially owned by them (A) in favor of adopting the AIG Merger Agreement and approving the proposed AIG Merger and (b) against any action or proposal that would compete with or could serve to materially interfere with, delay, discourage, adverse affect or inhibit the timely consummation of the proposed AIG Merger, and (ii) upon request, to grant to AIG an irrevocable proxy with respect to such common shares.

            33. On January 27, 1998, Cendant Corporation commenced a tender offer of $2.41 billion for American Bankers or $58 a share as compared to the AIG offer of $47 a share.

            34. Cendant said it was making the tender offer because the AIG Merger Agreement entered by defendants barred defendants from talking to other bidders for 120 days after the agreement.

            35. Cendant indicated that the "120 days" provision raised questions about whether the AIG Merger Agreement was in the best interests of American Bankers shareholder.

            36. The Cendant proposal represents a premium of $11 (in excess of 23%) over the value of American International Group's offer, and is demonstrably superior to the AIG proposed transaction.

            37. In response to whether Cendant might raise its offer, Henry Silverman, Chief Executive Officer of Cendant, responded that Cendant's offer is "flexible."

            38. Defendants have not disclosed the reasons for the preferential treatment afforded AIG, nor why they failed to continue their discussions with Cendant.

                             FIRST CLAIM FOR RELIEF
                           (Breach of Fiduciary Duty)

            39. Plaintiffs repeat and reallege paragraphs 1 through 38 as if fully set forth herein.

            40. Having decided to seek a transaction in which all of American Bankers shares would be acquired, the director defendants' fiduciary responsibilities required them to take all steps reasonably calculated to achieve the highest value obtainable for American Bankers shares.

            41. By failing to continue discussions with Cendant, by negotiating solely with AIG, and entering the AIG Merger Agreement, Lock-up Option, the 120-day provision, the Termination Fee, and the Voting Agreement, defendants' breached their fiduciary obligations and violated their duty to maximize shareholder value.

                            SECOND CLAIM FOR RELIEF
                      (Breach of Fiduciary Duty of Candor)

            42. Plaintiffs repeat and reallege paragraphs 1 through 41 as if fully set forth herein.

            43. Defendants have failed to disclose the reason for failing to consider, solicit, and/or entertain Cendant's offer. Instead, knowing full well of Cendant's interest, American Bankers and the Individual Defendants entered the AIG Merger Agreement, the Lockup Option, the 120-day provision, the Termination Fee, and the Voting Agreement without explanation.

            44. Defendants' aforesaid conduct and their failure to disclose the existence of another potential acquiror is a breach of their fiduciary duties as such information is material and/or necessary for Class members to have in order to make an informed decision Merger Agreement.

            45. By reason of their positions, Defendants were in possession of material inside information not disclosed to the investing public concerning American Bankers, and the process by which Cendant was spurned and AIG welcomed, which facts were misrepresented in violation of defendants' fiduciary obligations.

            46. As a result of the foregoing, the defendants have breached and/or aided and abetted breaches of fiduciary duties owed to American Bankers and its stockholders.

                             THIRD CLAIM FOR RELIEF
                      (For Violations of Section 13(d) of
                      the Exchange Act and the Rules and
                Regulations Promulgated Thereunder Against AIG)

            47. Plaintiffs repeat and reallege the preceding paragraphs as if fully set forth herein.

            48. Section 13(d) of the Exchange Act and Rule 13d-1 thereunder provide that any person who acquires, directly or indirectly, beneficial ownership of more than 5 percent of any class of equity security of an issuer registered under Section 12 of the Exchange Act, shall, within 10 days after such acquisition, send to the issuer and file with the SEC and any exchange where the security is traded, a Schedule 13D pursuant to the SEC's Rule 13d-1 setting forth, among other things, the identity of the person who beneficially owns more than 5 percent of the issuer's stock and, in the event such person is a corporation, the identity of each person controlling such corporation.

            49. The purpose of Section 13(d) is, among other things, to permit companies, their shareholders and the investing public generally to (i) be aware of accumulations of blocks of stock in excess of 5 percent of the outstanding shares of any equity security, and (ii) ascertain the background of, and other pertinent information relating to, the holders of such blocks -- and the persons who control such holders -- with respect to the particular issuer in question, all with a view toward enabling shareholders and the public to make informed investment decisions based upon full disclosure of all relevant and material information concerning issuers and those in a position to assert control over them.

            50. On January 16, 1998, defendant AIG filed a Schedule 13D with the SEC disclosing that it is the beneficial owner of 8.3 percent of the outstanding common shares of American Bankers common stock -- the shares that are subject to the Voting Agreement.

            51. The Schedule 13D is materially false and misleading in that AIG has failed to disclose, as it must under Section 13(d) of the Exchange Act, that AIG's Chairman of the Board, Maurice R. Greenberg, is a person "controlling" AIG, i.e., a person who has "possession, direct or indirect, of power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise." 17 C.F.R. P.240.12b-2.

            52. Greenberg exercises control over AIG through, among other things, control of approximately 30 percent of the outstanding shares of common stock of AIG, a portion of which is held directly -- and nominally -- by Starr International Company, Inc. ("Starr International"), The Starr Foundation ("Starr Foundation") and C.V. Starr & Co., Inc. ("C.V. Starr") -- private companies that Greenberg controls, and by other AIG officers and directors, whom Greenberg also controls.

            53. Greenberg's position is Chairman and Chief Executive Officer of AIG and his control over almost one-third of that corporation's stock gives him the power, directly and indirectly, to direct or cause the direction of the management and policies of AIG. These material facts, which are legally required to be disclosed, have been illegally omitted from AIG's Schedule 13D. As a result, the shareholders of American Bankers remain unaware that

Greenberg controls AIG, and that he would effectively control American Bankers in the event it is merged with AIG.

            54. Plaintiffs have no adequate remedy at law.

            WHEREFORE, plaintiff demands judgment as follows:

            1. Declaring this to be a proper class action and;

            2. Ordering defendants to carry out their fiduciary duties to plaintiffs and the other members of the Class, including the duties of care, loyalty, and candor by among other things: (i) ordering defendants to conduct a market check and (ii) consider all bona fide third party offers.

            3. Granting preliminary and permanent injunctive relief against the consummation of the transaction as described herein;

            4. In the event the transaction is consummated, rescinding the transaction effected by defendants and awarding rescissionary damages;

            5. Ordering defendants, jointly and severally, to pay to plaintiffs and to other members of the Class all damages suffered and to be suffered by them as the result of the acts and transactions alleged herein;

            6. declaring null and void the AIG Merger Agreement, the 120-day provision, the Lockup Option, the Termination Fee and the AIG Voting Agreement each as described herein;

            7. compelling defendants to make full disclosure of all material information;

            8. awarding plaintiffs the costs and disbursements of the action, including a reasonable allowance for plaintiffs' attorney's fees and experts' fees; and

            9. granting such other and further relief as this Court may deem to be just and proper.

                                  JURY DEMAND

            Plaintiffs demand a trial by jury on all issues so triable as a matter of right.

Dated:  January 28, 1998

                                   Respectfully submitted,

                                   Counsel for Plaintiffs

                                   GOODKIND LABATON RUDOFF & SUCHAROW LLP
                                   200 South Biscayne Blvd.
                                   Suite 2100
                                   Miami, Florida  33133
                                   Telephone: (305) 579-1260
                                   Facsimile: (305) 579-1229


                                   By:   /s/ Peter H. Rachman
                                       ----------------------------
                                         Emily C. Komlossy
                                          Florida Bar No. 007714
                                         Peter H. Rachman
                                          Florida Bar No. 977756

                    PLAINTIFF'S CERTIFICATION OF SECURITIES
                          FRAUD CLASS ACTION COMPLAINT

            KAY LOPATE ("Plaintiff"), hereby certify that:

            1. Plaintiff has reviewed the complaint filed herewith in the captioned action (the "Complaint"), and have authorized the filing thereof.

            2. Plaintiff is willing to serve as a representative parties on behalf of the class (the "Class") as defined in the Complaint, including providing testimony at deposition and trial, if necessary.

            3. During the proposed Class Period described in the Complaint, plaintiff Kay Lopate purchased the following shares of American Bankers Insurance Group:

Date              No. of Shares           Purchase price Per Share
----              -------------           ------------------------
6-19-96           200                     41 5/8

            4. I have not sold the foregoing shares.

            5. Plaintiff did not purchase these securities at the direction of counsel, or in order to participate in any private action arising under the Securities Exchange Act of 1934.

            6. During the three year period preceding the date of this Certification, Plaintiff has not sought to serve as a representative plaintiff in actions arising under the federal securities laws.

            7. Plaintiff will not accept any payment for serving as a representative party on behalf of the Class beyond a pro rata of any possible recovery, except for an award, as ordered or approved by the court, for reasonable costs and expenses (including lost wages) directly relating to the representation of the Class.

            Signed under the penalties of perjury this 28th day of January, 1998.


                                    /s/ Kay Lopate
                                    -----------------------
                                          KAY LOPATE

                                                         IN THE CIRCUIT COURT OF
                                                         THE ELEVENTH JUDICIAL
                                                         CIRCUIT IN AND FOR DADE
                                                         COUNTY, FLORIDA

                                                         CASE NO.:
                                                                [ILLEGIBLE]

- - - - - - - - - - - - - - - - - - X
ANN GOODMAN, on behalf of herself   :
and others similarly situated,      :
                                    :
                  Plaintiff,        :
                                    :
            -against-               :
                                    :
AMERICAN BANKERS INSURANCE GROUP,   :         --------------
INC., GERALD N. GASTON, DARYL L.,   :           ORIGINAL
JONES, BERNARD P. KNOTH, ALBERT H.  :             FILER
NAHMAD, GEORGE E. WILLIAMSON,       :          [ILLEGIBLE]
NICHOLAS A. BUONICONTI, ARMANDO M.  :         --------------
CODINA, PETER J. DOLARA, EUGENE M.  :
MATALENE, JR., NICHOLAS J. ST.      :
GEORGE, WILLIAM H. ALLEN, JACK F.   :
KEMP, JAMES F. JORDEN, R. KIRK      :
LANDON, ROBERT C. STRAUSS, and      :
AMERICAN INTERNATIONAL GROUP, INC.  :
                                    :
                  Defendants        :
                                    :
                                    :
- - - - - - - - - - - - - - - - - - X

                             CLASS ACTION COMPLAINT

            Plaintiff, by her attorneys, alleges upon information and belief, except as to paragraph 1 which is alleged upon knowledge, as follows:

                                  THE PARTIES

            1. Plaintiff is the owner of shares of common stock of defendant American Bankers Insurance Group Inc. ("ABI" or the "Company") and has been the owner continuously of such shares since prior to the wrongs complained of herein.


                        LEESFIELD LEIGHTON RUBIO MAHFOOD
          2350 South Dixie Highway Miami, Florida 33133 (305) 854-4900

            2. Defendant ABI is a corporation duly existing and organized under the laws of the State of Florida, with its principal offices located at 11222 Quail Roost Drive, Miami, Florida 33157. Its stock is traded on the New York Stock Exchange under the symbol "ABI." The Company is a holding company with subsidiaries which market credit life, credit property, unemployment, accident and health, homeowners, physical damage, livestock, individual and group life insurance products. As of November 3, 1997, there were over 41.5 million shares of the Company's common stock outstanding held by over 1500 shareholders of record.

            3. Defendant American International Group Inc. ("AIG") is a corporation duly existing and organized under the laws of the State of Delaware, with its principal offices located at 70 Pine Street, New York, New York 10270. AIG is a holding company with subsidiaries which, among other things, provide a broad line of property and casualty insurance, individual and group life, annuity and accident and health insurance and specialty insurance.

            4. Defendants Gerald N. Gaston, Daryl L. Jones, Bernard P. Knoth, Albert H. Nahmad, George E. Williamson. Nicholas A. Buoniconti, Armando M. Codina, Peter J. Dolara, Eugene M. Matalene, Jr., Nicholas J. St. George, William H. Allen, Jack F. Kemp, James F. Jorden, R. Kirk Landon, and Robert C. Strauss are, and at all times relevant hereto have been, directors of the Company.

                        LEESFIELD LEIGHTON RUBIO MAHFOOD
         2350 South Dixie Highway Miami, Florida 33133 (305) 854-4900

            5. The defendants referred to in paragraphs 4 are collectively referred to herein as the "Individual Defendants."

            6. By reason of the above Individual Defendants' positions with the Company as officers and/or directors, said individuals are in a fiduciary relationship with plaintiff and the other public stockholders of ABI, and owe plaintiff and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.

                            CLASS ACTION ALLEGATIONS

            7. Plaintiff brings this action on her own behalf and as a class action, pursuant to Rule 1.220 of the Florida Rules of Civil Procedure, on behalf of herself and all ABI securities holders or their successors in interest, similarly situated (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants.

            8. This action is properly maintainable as a class action.

            9. The Class is so numerous that joinder of all members is impracticable. As of November 3, 1997, there were over 41.5 million shares of ABI common stock outstanding held by over 1500 shareholders of record.

                        LEESFIELD LEIGHTON RUBIO MAHFOOD
         2350 South Dixie Highway Miami, Florida 33133 (305) 854-4900

            10. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class members. The common questions include, inter alia, the following:

                  (a) whether defendants have engaged in conduct constituting unfair dealing to the detriment of the Class;

                  (b) whether the proposed merger is grossly unfair to the Class;

                  (c) whether plaintiff and the other members of the Class would be irreparably damaged were the transactions complained of herein consummated; and

                  (d) whether defendants have breached, or aided and abetted the breach of fiduciary and other common law duties owed by them to plaintiff and the other members of the Class.

            11. The plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of plaintiff are typical of the claims of the other members of the class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

            12. Plaintiff anticipates that there will be no difficulty in the management of this litigation.

                        LEESFIELD LEIGHTON RUBIO MAHFOOD
         2350 South Dixie Highway Miami, Florida 33133 (305) 854-4900

            13. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

                            SUBSTANTIVE ALLEGATIONS

            14. This action seeks to enjoin the consummation of, or in the alternative, damages resulting from, a merger of ABI and AIG. On or about December 22, 1997, AIG and ABI announced that they had entered into a definitive merger agreement whereby AIG would acquire 100 percent of the outstanding stock of ABI. Under the terms of the merger agreement, ABI stockholders would receive AIG stock equal to $47 for each share of ABI common stock, with a total cash value of approximately 52.2 billion. Under certain circumstances, ABI stockholders may elect to receive $47 in cash.

            15. The proposed transaction has already been approved by the boards of directors of both ABI and AIG and the parties have announced that they expect the deal to close early in 1998. According to a press release issued on December 22, 1997, ABI has given to AIG an option to purchase up to 19.9% of its common stock in the event that another bidder emerges and certain officers and directors of ABI who hold approximately 9% of ABI's outstanding common stock have agreed to vote in favor of the merger.

                        LEESFIELD LEIGHTON RUBIO MAHFOOD
         2350 South Dixie Highway Miami, Florida 33133 (305) 854-4900

            16. According to am 8-K filed on January 20, 1999 by ABI, if ABI fails to get shareholder approval of the AIG transaction or if ABI accepts a superior third party bid, ABI must pay AIG a $66 million termination fee. The agreement between AIG and ABI also prohibits any discussions with other interested bidders until 120 days following the date of the agreement.

            17. On January 27, 1998, it was announced that Cendant Corp. ("Cendant") offered to buy ABI for $58 per share in cash and stock, in a deal valued at approximately $2.7 billion on a fully-diluted basis. Cendant is one of the world's largest providers of consumer and business services, operating in three principal segments: membership, travel and real estate services. In a company press release, Cendant stated that its offer was 23% higher than the $47 per share offer made by AIG. Cendant's offer contemplates a cash tender offer to purchase of 23.5 ABI shares for $58 per share in cash and an exchange of the remaining shares on a tax-free basis for common shares of Cendant with a fixed value of $58 per share.

            18. According to its press release and its letter to the board of directors of ABI, Cendant would have preferred to discuss the offer with ABI but was unable to present its offer to ABI's board given the restrictive conditions contained in the AIG-ABI agreement. Cendant stated that one of its executives had approached ABI's

                        LEESFIELD LEIGHTON RUBIO MAHFOOD
         2350 South Dixie Highway Miami, Florida 33133 (305) 854-4900 president, defendant Gaston, several months ago to express Cendant's interest in acquiring ABI but was told, as recently as December, that ABI was not interested in pursuing any acquisition transaction and suggested that they meet again in January to discuss the matter further.

            19. According to Cendant's letter to the board of directors of ABI, Cendant expects that the management of ABI would continue with the Company, that ABI will maintain its headquarters in Miami and that there would not be significant employee reductions. The Cendant offer is not conditioned upon financing or due diligence. Cendant also reported that it has begun making the requisite filings with several state insurance commissions in order to acquire ABI on a timely basis.

            20. The Individual Defendants have thus far failed to announce any active auction or open bidding procedures best calculated to maximize shareholder value. Thus, ABI's stockholders will have no effective option other than to accept the unfair terms proposed in the merger agreement. Defendants have not considered adequately or encouraged other possible purchases of and offers for the assets of ABI or its stock in a manner designed to obtain the highest possible price for ABI's public stockholders. The 120-day provision contained in the merger agreement is preventing the Individual Defendants from carrying out their fiduciary duties to plaintiff and the Class. If the merger

                        LEESFIELD LEIGHTON RUBIO MAHFOOD
         2350 South Dixie Highway Miami, Florida 33133 (305) 854-4900 between AIG and ABI closes before the 120-day period expires, the Individual Defendants will be precluded from even considering Cendant's higher offer.

            21. Defendants, aided and abetted by AIG, have breached their fiduciary duties to the Company's shareholders. Cendant has clearly made a superior proposal for ABI since it has offered $58 per ABI share in contrast to AIG's $47 per ABI share. However, ABI and the Individual Defendants have failed to act on the superior proposal and are breaching their fiduciary duties to shareholders by not taking the proper actions to maximize shareholder value since:

                  o They have failed to withdraw or modify its approval or recommendation of the merger agreement; and

                  o They have failed to consider, approve or recommend the Cendant superior proposal;

            22. In light of the foregoing, the Individual Defendants must, as their fiduciary obligations require:

                  o undertake an appropriate evaluation of ABI's worth as a merger/acquisition candidate;

                  o take all appropriate steps to enhance the ABI's value and attractiveness as a merger/acquisition candidate;

                  o take all appropriate steps to effectively expose ABI to the marketplace in an effort to create an active auction for the ABI, including but not limited to engaging in serious negotiations with Cendant representatives;

                        LEESFIELD LEIGHTON RUBIO MAHFOOD
         2350 South Dixie Highway Miami, Florida 33133 (305) 854-4900

                  o act independently so that the interests of ABI's public stockholders will be protected; and

                  o adequately ensure that no conflicts of interest exist between defendants' own interests and their fiduciary obligation to maximize stockholder value or, if such conflicts exist, to ensure that all conflicts be resolved in the best interests of ABI's public stockholders.

            23. As a result of defendants' failure to take such steps, plaintiff and the other members of the Class have been and will be damaged in that they have not and will not receive their proportionate share of the value of the Company's assets and business, and have been and will be prevented from obtaining a fair price for their common stock.

            24. By reason of the foregoing, the Individual Defendants, aided and abetted by ABI and AIG, have violated their fiduciary duties to ABI and the public stockholders of ABI in that they have failed to maximize shareholder value (including failing to actively pursue the acquisition of ABI by other companies, failing to conduct an adequate market check and failing to consider Cendant's higher offer) and have otherwise failed to take other steps to protect the interests of the class.

            25. Unless enjoined by this Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class, by failing to take the steps set forth above, by excluding the Class from

                        LEESFIELD LEIGHTON RUBIO MAHFOOD
         2350 South Dixie Highway Miami, Florida 33133 (305) 854-4900 its fair proportionate share of ABI's valuable assets and businesses, all to the irreparable harm of the Class.

            26. Plaintiff and the other members of the Class have no adequate remedy at law.

            WHEREFORE, plaintiff demands judgment as follows:

                  a. Ordering that this action may be maintained as a class action and certifying plaintiff as Class representatives;

                  b. Declaring that defendants breached their fiduciary and other duties to plaintiff and the other members of the Class;

                  c. Entering an order requiring defendants to take the steps set forth hereinabove;

                  d. Awarding compensatory damages against defendants individually and severally in an amount to be determined upon the proof submitted to this Court;

                  e. Awarding costs and disbursements, including plaintiff's counsel's fees and experts' fees; and

                        LEESFIELD LEIGHTON RUBIO MAHFOOD
         2350 South Dixie Highway Miami, Florida 33133 (305) 854-4900

                  f. Granting such other and further relief as to the Court may seem just and proper.

Dated:  January 27. 1998.

                                    Respectfully Submitted,

                                    LEESFIELD LEIGHTON RUBIO
                                    & MAHFOOD, P.A.


                                    By: /s/ George G. Mahfood
                                        ----------------------
                                        George G. Mahfood
                                        Florida Bar # 77356
                                        2350 South Dixie Highway
                                        Miami, Florid 33133
                                        (305) 854-4900

OF COUNSEL:

ABBEY, GARDY & SQUITIERI, LLP
212 East 39th Street
New York, New York 10016
Telephone:  (212) 889-3700

                        LEESFIELD LEIGHTON RUBIO MAHFOOD
         2350 South Dixie Highway Miami, Florida 33133 (305) 854-4900

                         UNITED STATE DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                 MIAMI DIVISION

                                                         FILED BY ____________
                                                         98 JAN 28 PM 2:48
                                                         CARLOS [ILLEGIBLE]
                                                         CLERK U.S. DIST. CT.
                                                         S.D. OF FLA MIAMI

- - - - - - - - - - - - - - - - -  - X
                                     :
ANN GOODMAN, on behalf of herself    :
and others similarly situated,       :
                                     :          Case No.: 98-0175
                   Plaintiff,        :                    CIV-MORENO
                                     :                    MAGISTRATE JUDGE
         -against-                   :                         BROWN
                                     :
                                     :
                                     :
AMERICAN BANKERS INSURANCE GROUP,    :          INDIVIDUAL AND CLASS
INC., GERALD N. GASTON, DARYL L.     :          ACTION COMPLAINT
JONES, BERNARD P. KNOTH, ALBERT H.   :
NAHMAD, GEORGE E. WILLIAMSON,        :
NICHOLAS A. BUONICONTI, ARMANDO M.   :
CODINA, PETER J. DOLARA, EUGENE H.   :
MATALENE, JR., NICHOLAS J. ST.       :
GEORGE, WILLIAM H. ALLEN, JACK F.    :
KEMP, JAMES F. JORDEN, R. KIRK       :
LANDON, ROBERT C. STRAUSS, and       :
AMERICAN INTERNATIONAL GROUP, INC.   :
                                     :
                   Defendants        :
                                     :
- - - - - - - - - - - - - - - - -  - X

            Plaintiff, by her attorneys, alleges upon information and belief, except as to P.3 which is alleged upon knowledge, as follows:

                             JURISDICTION AND VENUE

            1. The claims asserted herein arise under Section l3(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), 15 U.S.C. ss. 78m(d), and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC"), and the laws of the State of Florida. This Court has jurisdiction over this action pursuant to Section 27 of the

Exchange Act. 15 U.S.C. ss. 78aa; 28 U.S.C. ss. 1331 (federal question); and 28 U.S.C. ss. 1367 (supplemental jurisdiction).

            2. Venue is properly found within this Judicial District under 28 U.S.C. ss. 1391. Many of the acts and transactions giving rise to the violations of law complained of herein occurred in this Judicial District. In addition, ABI maintains its principal executive offices within this Judicial District.

                                   THE PARTIES

            3. Plaintiff is the owner of shares of common stock of defendant American Bankers Insurance Group Inc. ("ABI" or the "Company") and has been the owner continuously of such shares since prior to the wrongs complained of herein.

            4. Defendant ABI is a corporation duly existing and organized under the laws of the State of Florida, with its principal offices located at 11222 Quail Roost Drive, Miami, Florida 33157. Its stock is traded on the New York Stock Exchange under the symbol "ABI." The Company is a holding company with subsidiaries which market credit life, credit property, unemployment, accident and health, homeowners, physical damage, livestock, individual and group life insurance products. As of November 3, 1997, there were over 41.5 million shares of the Company's common stock outstanding held by over 1500 shareholders of record.

            5. Defendant American International Group Inc. ("AIG") is a corporation duly existing and organized under the laws of the State of Delaware, with its principal offices located at 70 Pine Street, New York, New York 10270. AIG is a holding company with subsidiaries which, among other things, provide a broad line of property and casualty insurance, individual and group life, annuity and accident and health insurance and specialty insurance. AIG is controlled by its chairman, Maurice R. Greenberg ("Greenberg").

            6. Defendants Gerald N. Gaston, Daryl L. Jones, Bernard P. Knoth, Albert H. Nahmad. George E. Williamson, Nicholas A. Buoniconti, Armando M. Codina, Peter J. Dolara, Eugene M. Matalene, Jr., Nicholas J. St. George, William H. Allen, Jack F. Kemp, James F. Jorden, R. Kirk Landon, and Robert C. Strauss are, and at all times relevant hereto have been, directors of the Company.

            7. The defendants referred to in paragraph 6 are collectively referred to herein as the "Individual Defendants."

            8. By reason of the above Individual Defendants' positions with the Company as officers and/or directors, said individuals are in a fiduciary relationship with plaintiff and the other public stockholders of ABI, and owe plaintiff and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.

                            SUBSTANTIVE ALLEGATIONS

            9. This action seeks to enjoin the consummation of, or in the alternative, damages resulting from, a merger of ABI and AIG. Defendants have taken a series of unlawful steps in violation of the federal securities laws and Florida State law to ensure the success of AIG's acquisition proposal for ABI and to deter any competing bids for ABI.

The AIG/ABI Transaction

            10. On or about December 22, 1997, AIG and ABI announced that they had entered into a definitive merger agreement whereby AIG would acquire 100 percent of the outstanding stock of ABI. Under the terms of the merger agreement, ABI stockholders would receive AIG stock equal to $47 for each share of ABI common stock, with a total cash value of approximately $2.2 billion. Under certain circumstances, ABI stockholders may elect to receive $47 in cash.

            11. The proposed transaction has already been approved by the boards of directors of both ABI and AIG and the parties have announced that they expect the deal to close early in 1998. According to a press release issued on December 22, 1997, ABI has given to AIG an option to purchase up to 19.9% of its common stock in the event that another bidder emerges (the "Lock-Up Option"). The Lock-Up Option would provide AIG with sufficient voting power to attempt to ensure the success of the AIG proposal by blocking any competing bid. Moreover, certain officers and directors of ABI who hold approximately 9% of ABI's outstanding common stock have agreed to vote in favor of the merger pursuant to the terms of a Voting Agreement entered into by defendants Gaston and Landon.

            12. According to an 8-K filed on January 20, 1998 by ABI, if ABI fails to get shareholder approval of the AIG transaction or if ABI accepts a superior third party bid, ABI must pay AIG a $66 million termination fee. The agreement between AIG and ABI also (1) prohibits any discussions with other interested bidders until 120 days following the date of the agreement; (2) prohibits ABI from terminating the AIG merger agreement for 180 days except under extremely limited conditions; and (3) exempts AIG from ABI's "poison pill" rights plan and extends the life of the rights plan in order to deter bids other than AIG's.

The Cendant Offer

            13. On January 27, 1998, it was announced that Cendant Corp. ("Cendant") offered to buy ABI for $58 per share in cash and stock, in a deal valued at approximately $2.7 billion on a fully-diluted basis. Cendant is one of the world's largest providers of consumer and business services, operating in three principal segments: membership, travel and real estate services. In a company press release, Cendant stated that its offer was 23% higher than the $47 per share offer made by AIG. Cendant's offer contemplates a cash tender offer to purchase 23.5 ABI shares for $58 per share in cash and an exchange of the remaining shares on a tax-free basis for common shares of Cendant with a fixed value of $58 per share.

            14. According to its press release and its letter to the board of directors of ABI, Cendant would have preferred to discuss the offer with ABI but was unable to present its offer to ABI's board given the restrictive conditions contained in the AIG-ABI agreement. Cendant stated that one of its executives had approached ABI's president, defendant Gaston, several months ago to express Cendant's interest in acquiring ABI but was told, as recently as December, that ABI was not interested in pursuing any acquisition transaction and suggested that they meet again in January to discuss the matter further.

            15. According to Cendant's letter to the board of directors of ABI, Cendant expects that the management of ABI would continue with the Company, that ABI will maintain its headquarters in Miami and that there would not be significant employee reductions. The Cendant offer is not conditioned upon financing or due diligence. Cendant also reported that it has begun making the requisite filings with several state insurance commissions in order to acquire ABI on a timely basis.

AIG's False and Misleading 13D

            16. On January 16, 1998, AIG filed a Schedule 13D with the SEC disclosing its beneficial ownership of the ABI shares subject to the Voting Agreement. The Schedule 13D failed to disclose that Greenberg, AIG's Chairman of the Board, exercises control over AIG through, among other things, control of approximately 30% of the outstanding shares of common stock of AIG, a portion of which is held directly and nominally by three private companies that Greenberg controls and by other AIG officers and directors, whom Greenberg also controls.

            17. Greenberg's position as Chairman and Chief Executive Officer of AIG and his control over almost one-third of AIG's stock gives him the power, directly and indirectly, to direct or cause the direction of the management and policies of AIG. These material facts were required to be disclosed in AIG's
Schedule 13D but were omitted therefrom. As a result, plaintiff was unaware that Greenberg controls AIG and that he would effectively control ABI in the event that the proposed transaction with AIG is consummated.

                             FIRST CLAIM FOR RELIEF
                 (Individually For Violations Of Section 13(d)
                     Of The Exchange Act And The Rules And
                Regulations Promulgated Thereunder Against AIG)

            18. Plaintiff repeats and realleges the preceding paragraphs as if fully set forth herein.

            19. Section 13(d) of the Exchange Act and Rule 13d-1 promulgated thereunder provide that any person who acquires, directly or indirectly, beneficial ownership of more than 5% of any class of equity security of an issuer registered under Section 12 of the Exchange Act, shall, within 10 days after such acquisition, send to the issuer and file with the SEC and any exchange where the security is traded, a Schedule 13(d) pursuant to Rule 13d-1 setting forth, among other things, the identity of the person who beneficially owns more than 5% of the issuer's stock and in the event that such person is a corporation, the identity of each person controlling such corporation.

            20. On January 16, 1998, defendant AIG filed a Schedule 13D with the SEC disclosing that it is the beneficial owner of 8.3% of the outstanding common shares of ABI pursuant to the Voting Agreement. The Schedule 13D does not disclose that Maurice R. Greenberg is a person controlling AIG. This non-disclosure constitutes a violation of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. Plaintiff has therefore been deprived of material information that she was entitled to receive.

            21. Unless enjoined by the Court, AIG will deny material information to plaintiff to which she is entitled under the federal securities laws and which is essential to informed decision making with respect to purchasing, selling or voting her ABI stock.

            22. Plaintiff has no adequate remedy at law.

                             SECOND CLAIM FOR RELIEF
                       (As A Class Action For Breach Of
                     Fiduciary Duty Against All Defendants)

            23. Plaintiff repeats and realleges the preceding paragraphs as if fully set forth herein.

            24. Plaintiff brings this count on her own behalf and as a class action, pursuant to Rules 23(a) and 23(b)(2) and (b)(3) of the Federal Rules of Civil Procedure, on behalf of herself and all ABI securities holders or their successors in interest, similarly situated (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants.

            25. This count is properly maintainable as a class action.

            26. The Class is so numerous that joinder of all members is impracticable. As of November 3, 1997, there were over 41.5 million shares of ABI common stock outstanding held by over 1500 shareholders of record.

            27. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class members. The common questions include, inter alia, the following:

                  (a) whether defendants have engaged in conduct constituting unfair dealing to the detriment of the Class;

                  (b) whether the proposed merger is grossly unfair to the Class;

                  (c) whether plaintiff and the other members of the Class would be irreparably damaged were the transaction complained of herein consummated; and

                  (d) whether defendants have breached, or aided and abetted the breach of fiduciary and other common law duties owed by them to plaintiff and the other members of the Class.

            28. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of plaintiff are typical of the claims of the other members of the class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

            29. Plaintiff anticipates that there will be no difficulty in the management of this litigation.

            30. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

            31. The Individual Defendants have thus far failed to announce any active auction or open bidding procedures best calculated to maximize shareholder value. Thus, ABI's stockholders will have no effective option other than to accept the unfair terms proposed in the merger agreement. Defendants have not considered adequately or encouraged other possible purchases of and offers for the assets of ABI or its stock in a manner designed to obtain the highest possible price for ABI's public stockholders.

            32. The 120-day provision contained in the merger agreement is preventing the Individual Defendants from carrying out their fiduciary duties to plaintiff and the Class. If the merger between AIG and ABI closes before the 120-day period expires, the Individual Defendants will be precluded from even considering Cendant's higher offer. ABI's other defensive measures, approved by the Individual Defendants, are designed to prevent ABI's shareholders from obtaining the best possible transaction and are intended to prevent a fair auction process and a fair test of what the market is willing to pay for ABI.

            33. Defendants, aided and abetted by AIG, have breached their fiduciary duties to the Company's shareholders. Cendant has clearly made a superior proposal for ABI since it has offered $58 per ABI share in contrast to AIG's $47 per ABI share. However, ABI and the Individual Defendants have failed to act on the superior proposal and are breaching their fiduciary duties to shareholders by not taking the proper actions to maximize shareholder value since:

                  o They have failed to withdraw or modify their approval or recommendation of the merger agreement; and

                  o They have failed to consider, approve or recommend the Cendant superior proposal.

            34. In light of the foregoing, the Individual Defendants must, as their fiduciary obligations require:

                  o undertake an appropriate evaluation of ABI's worth as a merger/acquisition candidate;

                  o take all appropriate steps to enhance the ABI's value and attractiveness as a merger/acquisition candidate;

                  o take all appropriate steps to effectively expose ABI to the marketplace in an effort to create an active auction for the ABI, including but not limited to engaging in serious negotiations with Cendant representatives and dismantling their takeover defenses;

                  o act independently so that the interests of ABI's public stockholders will be protected; and

                  o adequately ensure that no conflicts of interest exist between defendants' own interests and their fiduciary obligation to maximize stockholder value or, if such conflicts exist, to ensure that all conflicts be resolved in the best interests of ABI's public stockholders.

            35. As a result of defendants' failure to take such steps, plaintiff and the other members of the Class have been and will be damaged in that they have not and will not receive their proportionate share of the value of the Company's assets and business, and have been and will be prevented from obtaining a fair price for their common stock.

            36. By reason of the foregoing, defendants, aided and abetted by AIG, have violated their fiduciary duties to ABI and the public stockholders of ABI in that they have failed to maximize shareholder value (including failing to actively pursue the acquisition of ABI by other companies, failing to conduct an adequate market check and failing to consider Cendant's higher offer) and have otherwise failed to take other steps to protect the interests of the class.

            37. Unless enjoined by this Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class, by failing to take the steps set forth above, by excluding the Class from its fair proportionate share of ABI's valuable assets and businesses, all to the irreparable harm of the Class.

            38. Plaintiff and the other members of the Class have no adequate remedy at law.

            WHEREFORE, plaintiff demands judgment as follows:

                        (1) Ordering that plaintiff's second claim for relief may be maintained as a class action and certifying plaintiff as Class representative;

                  a. Declaring that defendants breached their fiduciary and other duties to plaintiff and the other members of the Class by entering into the merger agreement between AIG and ABI;

                  b. Entering an order requiring defendants to take the steps set forth hereinabove;

                  c. Entering and order requiring AIG to file a full and complete Schedule 13D;

                  d. Preliminarily and permanently enjoining the defendants and their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with, consummating or closing, the proposed transaction between ABI and AIG;

                  e. In the event that the proposed merger is consummated, rescinding it and setting it aside;

                  f. Awarding compensatory damages against defendants individually and severally in an amount to be determined upon the proof submitted to this Court;

                  g. Awarding costs and disbursements, including plaintiff's counsel's fees and experts' fees;

                  h. A jury trial on all issues so triable; and

                  i. Granting such other and further relief as to the Court may seem just and proper.

Dated: January 25, 1998

                                        Attorneys   for Plaintiff
                                        LEESFIELD LEIGHTON RUBIO
                                        & MAHFOOD, P.A.

                                   By:  /s/ George G. Mahfood
                                        ------------------------------
                                        George G. Mahfood
                                        Florida Bar # 77356
                                        2350 South Dixie Highway
                                        Miami, Florida 33133
                                        (305) 854-4900

OF COUNSEL:

ABBEY, GARDY & SQUITIERI, LLP
212 East 39th Street
New York, New York 10016
Telephone: (212) 889-3700

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                 MIAMI DIVISION

CENDANT CORPORATION and
SEASON ACQUISITION CORP.,

                                   Plaintiffs,
                                                Case No. 98-0159-CIV-MOORE
          V.

                                                Magistrate Judge Johnson

AMERICAN BANKERS INSURANCE GROUP,
INC., GERALD N. GASTON, R. KIRK
LANDON, EUGENE H. MATALENE, JR.,
ARMANDO CODINA, PETER J. DOLARA,
JAMES F. JORDEN, BERNARD P. KNOTH,
ALBERT H. NAHMAD, NICHOLAS J. ST.
GEORGE, ROBERT C. STRAUSS, GEORGE E.
WILLIAMSON II, DARYL L. JONES, NICHO
LAS A. BUONICONTI, JACK F. KEMP,
AMERICAN INTERNATIONAL GROUP, INC.
and AIGF, INC.,

                      Defendants.

-----------------------------------------/

AGREED ORDER ON PLAINTIFFS' MOTION FOR EXPEDITED DISCOVERY

            THIS CAUSE came on before the Court upon Plaintiff's Motion for Expedited Discovery. Upon consideration of plaintiffs' motion, the agreement of counsel and other matters of record, it is hereby:

            ORDERED AND ADJUDGED that Plaintiffs' Motion for Expedited Discovery is GRANTED in the following respects. Defendants shall serve their written responses and objections, if any, to Plaintiffs' Request for Production of Documents and their initial production of responsive documents by hand and/or overnight delivery service on February 3, 1998. Defendants shall complete their production of responsive documents not subject to unresolved objections by hand and/or overnight delivery on February 6, 1998. Defendants shall apprise plaintiffs of any objections with respect to the volume of production upon identification of such circumstance, and in any event prior to February 3, 1998, and shall attempt to resolve such volume issues through immediate negotiations. It is further

            ORDERED AND ADJUDGED that the deposition discovery proposed by plaintiffs in Exhibit "A" to Plaintiffs' Motion for Expedited Discovery will commence on February 9, 1998 and be completed by February 19, 1998, at mutually convenient times and places subject to the availability of the witnesses and any Court order limiting discovery for good cause shown. Defendants will serve any objections to witnesses designated by plaintiffs for deposition on February 3, 1998. It is further

            ORDERED AND ADJUDGED that the parties shall negotiate and submit an appropriate Confidentiality Stipulation and Order on February 3, 1998. It is further

            ORDERED AND ADJUDGED that discovery shall proceed on an expedited basis, including, without limitation, subpoenas on third party witnesses. It is further

            ORDERED AND ADJUDGED that the parties will continue their good faith negotiations with respect to expedited discovery issues and attempt to resolve any disputes prior to seeking a judicial determination.

            DONE AND ORDERED in Chambers in Miami, Florida, this 29th day of January, 1998.

                                    Case No. 98-0159-CIV-MOORE


                                    /s/ K. Mitchell Moore
                                    ------------------------------------
                                    K. Mitchell Moore, Judge
                                    United States District Court

Copies provided to:  All Counsel of Record

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                 MIAMI DIVISION


---------------------------------------              Case No. 98-0212
BERND BILDSTEIN, IRA, individually,
and on behalf of a class of others
similarly situated,                                  INDIVIDUAL AND
                                                     CLASS ACTION COMPLAINT

                Plaintiff,

AMERICAN BANKERS INSURANCE GROUP, INC.,              MAGISTRATE JUDGE
GERALD N. GASTON, R. KIRK LANDON,                          BROWN
EUGENE M. MATALENE JR., ARMANDO M.
CODINA, PETER J. DOLARA, JAMES F.
JORDEN, BERNARD P. KNOTH, ALBERT H.
NAHMAD, WILLIAM M. ALLEN, NICHOLAS J.
ST. GEORGE, ROBERT C. STRAUSS, GEORGE E.
WILLIAMSON II, DARYL L. JONES, NICHOLAS
A. BUONICONTI, JACK F. KEMP, and
AMERICAN INTERNATIONAL GROUP, INC.,

                Defendants.
----------------------------------------

     Plaintiff, by the undersigned attorneys, for his complaint against defendants, alleges upon information and belief, except as to those allegations which pertain to the named plaintiff and his counsel (which are based upon knowledge), as follows:

                             JURISDICTION AND VENUE


      1. The claims asserted herein arise under Section 13(d) of the Securities Exchange Act (the "Exchange Act"), 15 U.S.C. Section 78m(d) and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") and the laws of the State of Florida. This Court has jurisdiction over this action pursuant to Section 27 of the Exchange Act, 15 U.S.C. Section 78aa, and 28 U.S.C. Sections 1331

Exchange Act, 15 U.S.C. Section 78aa and 28 U.S.C. Sections (federal question), 28 U.S.C. Section 1367 (supplemental jurisdiction).

      2. Venue is proper in this District pursuant to Section 27 of the Exchange Act and 28 U.S.C. Section 1391(b). Defendant American Bankers Insurance Group, Inc. ("American Bankers" or the "Company") is headquartered in this District. Further, the claims asserted herein arose in this District, and the acts and transactions complained of have occurred, are occurring, and unless enjoined, will continue to occur in this District.

                                  THE PARTIES

      3. Plaintiff Bernd Bildstein, through his Individual Retirement Account, is the owner of shares of common stock of American Bankers and has been the owner of such shares continuously since prior to the wrongs complained of herein.

      4. Defendant American Bankers is a corporation duly existing and organized under the laws of the State of Florida, with its principal offices located at 11222 Quail Roost Drive, Miami, Florida 33157. The Company's stock is traded on the New York Stock Exchange under the symbol "ABI" The Company is a holding company with subsidiaries which market credit life, credit property, unemployment, accident and health, homeowners, physical damage, livestock, individual and group life insurance products. As of November 3, 1997, there were over 41.5 million shares of the Company's common stock outstanding held by over 1500 shareholders of record.

      5. Defendant American International Group Inc ("AlG") is a corporation duly existing and organized under the laws of the State of Delaware, with its principal offices located at 70 Pine Street, New York, New York 10270. AIG is a holding company with subsidiaries which, among other things, provide a broad line of property and casualty insurance, individual and group life, annuity and accident and health insurance and specialty insurance, AIG is controlled by its Chairman, Maurice R. Greenberg ("Greenberg").

      6. Defendants Gerald N. Gaston, Daryl L. Jones, Bernard P. Knoth, Albert
H. Nahmad, George E. Williamson, II, Nicholas A. Buoniconti, Armando M. Codina, Peter J. Dolara, Eugene M. Matalene, Jr., Nicholas J. St. George, William H. Allen, Jack F. Kemp, James F. Jorden, R. Kirk Landon, and Robert C. Strauss are, and at all times relevant hereto have been, directors of American Bankers.

      7. The defendants referred to in paragraph 6 are collectively referred to herein as the "Individual Defendants."

      8. By reason of the above Individual Defendants' positions with the Company as officers and/or directors, said individuals are in a fiduciary relationship with plaintiff and the other public stockholders of American Bankers, and owe plaintiff and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.

                      PLAINTIFF'S CLASS ACTION ALLEGATIONS

      9. Plaintiff brings certain claims in this action as a class action pursuant to Federal Rule of Civil Procedure 23 (a) and 23 (b) (3) on behalf of himself and on behalf of a class (the "Class") of persons who own American Bankers common stock and were damaged thereby. Excluded from the Class are the defendants herein; Members of the immediate family of each of the Individual Defendants; the directors and officers of American Bankers; any corporation, firm, partnership, trust or other person affiliated with any of the foregoing; and the legal representatives, agents, heirs, successors-in-interest or assigns of any excluded person.

      10. The members all the Class are so numerous that joinder of all members is impracticable. As of November 3, 1997, American Bankers had approximately
41.5 million shares outstanding. The precise number of class members is unknown to plaintiffs at this time but class members are believed to number in the thousands.

      11. Plaintiff will fairly and adequately represent the interests of the members of the Class. Plaintiff has retained competent counsel experienced in complex securities class action litigation to further ensure such protection and plaintiff intends to prosecute this action vigorously.

      12. Plaintiff's class action claims are typical of the claims of other members of the Class because the plaintiff and all the Class members' damages arise from and were caused by the same series of wrongful acts complained of herein. Plaintiff does not have interests antagonistic to, or in conflict with, the members of the Class.

      13. A class action is superior to other available methods for the fair and efficient adjudication of certain claims in this controversy. As the damages suffered by the individual Class members may be relatively small, the expense and burden of individual litigation make it virtually impossible for most class members individually to seek redress for the wrongful conduct alleged.
Plaintiff knows of no difficulty that will be encountered in the management of this litigation that would preclude its maintenance as a class action.

      14. Common questions of law and fact exist as to all members of the Class and predominate over any questions affecting solely individual members of the Class. Among the common questions of law and fact common to the Class are:

            (a) whether state law was violated by defendants' acts as alleged herein;


            (b) whether defendants participated directly or indirectly in the concerted action or common course of conduct complained of herein;

            (c) whether the Individual Defendants breached their fiduciary duties to the class;

            (d) the extent of injuries sustained by members of the Class and the appropriate measure of damages.

      15. The names and addresses of the record owners of the shares of American Bankers common stock is available from the

Company and/or its transfer agent. Notice can be provided to such record owners by a combination of published notice and first class mail using techniques and forms of notice similar to those customarily used in class actions arising under the federal securities laws.


                             SUBSTANTIVE ALLEGATIONS


      THE AIG/AMERICAN BANKERS TRANSACTION

      16. On or about December 22, 1997, AIG and American Bankers announced that they had entered into a definitive merger agreement whereby AIG would acquire 100 percent of the outstanding stock of American Bankers (the "AIG Merger Proposal"). Under the terms of the AIG Merger Proposal, American Bankers stockholders would receive AIG stock equal to $47 for each share of American Bankers common stock, with a total cash value of approximately $2.2 billion. The price offered pursuant to the AIG merger proposal represented a mere $2.75 per share -- or 6% -- premium above the previous day's closing price of American Bankers common stock on the New York Stock Exchange.

      17. The December 22, 1997 announcement also revealed that, in connection with the AIG Merger Proposal, American Bankers had issued an option to AIG to purchase up to 19.9% of American Bankers common stock (the "Lock Up Option")
-- the sole purpose of which is to improperly skew any American Bankers shareholder vote in favor of AIG's economically inferior proposal. In this same vein officers and directors of American Bankers who together held approximately 9% of American Bankers common stock were said to have already agreed to vote in favor of AIG's a merger proposal (the "Voting Agreement").


      AMERICAN BANKERS' DEFENSIVE ARSENAL CONSTITUTES A BREACH OF THE DIRECTORS' DUTIES

      18. Rather than use the AIG merger proposal as a market test to verify that a fair value was being paid by AIG or to attract the highest available bid, as their fiduciary duties require, the directors of American Bankers have unlawfully attempted to end bidding for the Company before it could begin. Without investigating or exploring, much less procuring, higher bids, the Individual Defendants, who will be given continuing positions on the board of directors of the merged AIG/American Bankers entity, have -- in violation of their fiduciary duties of loyalty and care -- approved and effected an astonishing array of patent defensive devices in the AIG merger proposal designed to prematurely "lock up" the merger with AIG and deter any third parties from consummating any transaction, even if offering higher value to the Company's shareholders. To that illicit end, the American Bankers Board of Directors has approved, among other things!

            * a Lock-Up Option granting AIG the right to purchase 19.9% of the outstanding American Bankers shares in the event of a competing acquisition proposal;

            * a Voting Rights Agreement whereby certain Of the Individual Defendants have agreed to vote approximately 9% of American Bankers common stock in favor of the AIG merger proposal;

            * a "No-Shop" provision which purports to prohibit the Board from even considering any other bids -- no matter how high the price -- for a period of 120 days;

            * an agreement that American Bankers may not terminate the AIG merger agreement for 180 days, except under extremely limited circumstances;

            * a "Break-Up", fee of at least $66 million to be paid to AIG if the AIG merger proposal is not consummated; and,

            * an undertaking to exempt the AIG merger proposal from the American Bankers "poison pill" Rights Plan and an agreement to extend the life of the Rights, currently scheduled to expire an March 10, 1998, thus deterring any acquisition proposals not approved by the Board.

      AIG'S FILING OF A MATERIALLY FALSE AND MISLEADING SCHEDULE 13D

      19. On January 16, 1988, fifteen days after it was legally obligated to do so, AIG belatedly filed a Schedule 13D with the SEC disclosing its beneficial ownership of American Bankers shares subject to the Voting Agreement, i.e., 8.2% of the shares outstanding.

      20. The Schedule 13D is materially false and misleading in that AIG has failed to disclose, as it must under Section 13(d) of the Exchange Act, that AIG's Chairman of the Board, Maurice. R. Greenberg, is a person "controlling" AIG, i.e., a person who has "Possession, direct or indirect, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of the voting securities, by contract or otherwise." 17 C.F.R. 240.12b-2. Greenberg exercises control over AIG through, among other things, control of approximately 30 percent of the outstanding shares of AIG common stock, a portion of which is held directly -- and nominally -- by Starr International Company, Inc. ("Starr International"), The Starr Foundation ("Starr Foundation") and C.V. Starr & Co., Inc. ("C.V. Starr") -- private companies that Greenberg Controls, and by other AIG officers and directors, whom Greenberg also controls. More specifically:

            * Greenberg controls Starr International, which owns 16.1% of the outstanding shares of AIG. Although not yet revealed in the Schedule 13D, Greenberg is the owner of 9.09% of the voting stock of Starr International and is the Chairman of Starr International's Board, which is comprised entirely of AIG's officers and employees or AIG's affiliates who have been handpicked and are controlled by Greenberg, on whom they depend for their continuing positions at AIG, and who collectively hold approximately 64% of the voting stock of Starr International.

Accordingly, Greenberg and his underlings effectively control Starr International and its 16.1% stake in AIG.

            * Greenberg also controls C.V. Starr, which owns 2.4% of AIG common stock. Although not revealed in the Schedule 13D, Greenberg is the owner of 24.39% of the common stock of C.V. Starr and the President, Chief Executive Officer and a member of C.V. Starr's Board, which is comprised entirely of AIG's officers and employees or AIG's affiliates who have been hand-picked and are controlled by Greenberg, on whom they depend for their continuing positions at AIG, and who collectively hold approximately 70% of the voting stock of C.V. Starr. Accordingly, Greenberg and his underlings effectively control C.V. Starr and its 2.4% stake in AIG.

            * Greenberg also controls Starr Foundation, which owns 3.6% of AIG common stock. Although not revealed in the Schedule 13D, Greenberg is the Chairman of Starr Foundation and he controls its Board of Directors, most (if not all) of which is comprised of AIG's officers and employees or AIG's affiliates who have been hand-picked and are controlled by Greenberg, on whom they depend for their continuing positions at AIG. Accordingly, Greenberg and his underlings effectively control Starr Foundation and its 3.6% stake in AIG.

            * Approximately 4.6% of the outstanding shares of AIG are owned by officers and directors who are appointed, and therefore controlled by, Greenberg.

          Greenberg is the Chairman and Chief Executive Officer of AIG; he has admitted in various public filings to direct ownership of 2.28% of the outstanding shares of AIG.

      21. Greenberg's position as Chairman and Chief Executive Officer of AIG and his control over almost one-third of that corporation's stock gives him the power, directly and indirectly, to direct or cause the direction of the management and policies of AIG. These material facts, which are legally required to be disclosed, have been illegally omitted from AIG's Schedule 13D. As a result, the Class remains unaware that Greenberg controls AIG and that he would effectively control American Bankers in the event it was merged with AIG.

      THE CENDANT BID

      22. In December 1997, John H. Fullmer, Executive Vice President and Chief Marketing Officer of Cendant Corporation ("Cendant") , spoke with defendant Gaston and asked him whether American Bankers was actively engaged in discussions related to an acquisition, noting that if it was, Cendant would like to meet immediately with representatives of American Bankers to discuss Cendant's interest in acquiring American Bankers. Gaston assured Fullmer that American Bankers was not pursuing any such transactions and did not pursue the matter further with Mr. Fullmer. In truth and in fact, as described more fully above, defendant Gaston and his fellow directors were actively negotiating a sale of American Bankers to AIG. The Individual Defendants had identified AIG as the preferred bidder for

American Bankers without adequately evaluating alternative transactions that could maximize the value of American Bankers shares to be received by all of the Company's shareholders,

      23. On January 27, 1998, it was announced that Cendant Corp. ("Cendant") offered to buy, through a tender offer, Americas Bankers for $58 per share in cash and stock, in a deal valued at approximately $2.7 billion on a fully-diluted basis. Cendant is one of the world's largest providers of consumer and business services, operating in three principal segments: membership, travel and real estate services. In a company press release, Cendant stated that its offer was 23% higher than the $47 per share offer made by AIG. Cendant's offer contemplates a cash tender offer to purchase 51% or 23.5 million American Bankers shares for $58 per share in cash and an exchange of the remaining shares on a tax-free basis for common shares of Cendant with a fixed value of $58 per share.

      24. According to its press release and its letter to the board of directors of American Bankers, Cendant would have preferred to discuss the offer with American Bankers but was unable to present its offer to American Bankers' board given the restrictive conditions contained in the AIG merger agreement.

      25. According to Cendant's letter to the board of directors of American Bankers, Cendant expects that the management of American Bankers would continue with the merged Cendant/American Bankers entity, that American Bankers will maintain its headquarters in Miami and that there would not be significant employee reductions. The Cendant offer is not conditioned upon financing or due diligence. Cendant also reported that it has begun making the requisite filings with several state insurance commissions in order to acquire American Bankers on a timely basis.

                             FIRST CLAIM FOR RELIEF

             (Individually For Injunctive Relief for Violations Of.
               Section 13(d)Of The Exchange Act And The Rules And
                Regulations Promulgated Thereunder Against AIG)

      26. Plaintiff repeats and realleges the preceding paragraphs as if fully set forth herein.

      27. Section 13(d) of the Exchange Act and Rule 13d-1 thereunder provide that any person who acquires, directly or indirectly. beneficial ownership of More than 5 percent of any class of equity security of an issuer registered under Section 12 of the Exchange Act, shall, within 10 days after such acquisition, send to the issuer and file with the SEC and any exchange where the security is traded, a Schedule 13D pursuant to the SEC's Rule 13d-1 setting forth, among other things, the identity of the person who beneficially owns more than 5 percent of the issuer's stock and, in the event such person is a corporation, the identity of each person controlling such corporation.

      28. The purpose of Section 13(d) is, among other things, to permit companies, their shareholders and the investing public generally to (i) be aware of accumulations of blocks of stock in excess of 5 percent of the outstanding shares of any equity security, and (ii) ascertain the background of, and other pertinent information relating to, the holders of such blocks -- and the persons who control such holders -- with respect to the particular issuer in question, all with a view toward enabling shareholders and the public to make informed investment decisions based on full disclosure of all relevant and material information concerning issuers and those in a position to assert control over them.

      29. On January 16, 1998, defendant AIG filed a Schedule 13D with the SEC disclosing that it is the beneficial owner of 8.3 percent of the outstanding common shares of American Bankers common stock -- the shares that are subject to the Voting Agreement. The Schedule 13D does not disclose, however, that Maurice
R. Greenberg is a person controlling AIG -- an omission that constitutes a violation of Section 13(d). of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. AIG has thus deprived the shareholders of American Bankers and the investing public of the material information that they are entitled to receive.

      30. Plaintiff has no adequate remedy at law and accordingly injunctive relief is appropriate for the violations of Section 13(d) of the Exchange Act.

                             SECOND CLAIM FOR RELIEF

                        (As A Class Action For Breach Of
                      Fiduciary Duty Against All Defendants)

      31. Plaintiff repeats and realleges the preceding paragraphs as if fully set forth herein.

      32. Plaintiff brings this count on his own behalf and as a class action, pursuant to Rule 23 of the Federal Rules of Civil Procedure, on behalf of himself and the Class, as described above.

      33. The Individual Defendants have thus far failed to announce any active auction or open bidding procedures best calculated to maximize shareholder value. Thus, American Barkers' stockholders will have no effective option other than to accept the unfair terms proposed in the AIG merger agreement. Defendants have not considered adequately or encouraged other possible purchases of and offers for the assets of American Bankers or its stock in a manner designed to obtain the highest possible price for American Bankers' public stockholders.

      34. The 120-day provision preventing the Board from considering other bona fide offers contained in the AIG merger agreement is preventing the Individual Defendants from carrying out their fiduciary duties to plaintiff and the Class. If the merger between AIG and American Bankers closes before the 120-day period expires, the Individual Defendants will be precluded from even, considering Cendant's higher offer. American Bankers' other defensive measures set forth above, approved by the Individual Defendants, are designed to prevent American Bankers' shareholders from obtaining the best possible transaction and are intended to prevent 9 fair auction process and a fair test of what the market is willing to pay for American Bankers.

      35. Defendants, aided and abetted by AIG, have breached their fiduciary duties to the Company's shareholders, Cendant has clearly made a superior proposal for American Bankers since it has offered $58 per American Bankers share in contrast to AIG's $47 per ABI share. However, American Bankers and the Individual Defendants have failed to act on the superior proposal and are breaching their fiduciary duties to shareholders by not taking the proper actions to maximize shareholder value since;

            - They have failed to withdraw or modify American Bankers' approval or recommendation of the merger agreement; and

            - They have failed to consider, approve or recommend the Cendant superior proposal;


      36. In light of the foregoing, the Individual Defendants must, as their fiduciary obligations require:

            - undertake an appropriate evaluation of American Banker's worth as a merger/acquisition candidate;

            - take all appropriate steps to enhance the American Banker's value and attractiveness as a merger/acquisition candidate;

            - take all appropriate steps to effectively expose American Bankers to the marketplace in an effort to create an active auction for the American Bankers, including but not limited to engaging in serious negotiations with Cendant representatives and dismantling their takeover defenses;

            - act independently so that the interests of American Bankers' public stockholders will be protected; and

            - adequately ensure that no conflicts of interest exist between defendants' own interests and their fiduciary obligation to maximize stockholder value or, if such conflicts exist, to ensure that all conflicts be resolved in the best interests Of American Bankers, public stockholders.


      37. As a result of defendants' failure to take such steps, plaintiff and the other members of the Class have been and will be damaged in that they have not and will not receive their proportionate share of the value of the Company's assets and business, and have been. and will be prevented from obtaining a fair price for their common stock.

      38. By reason of the foregoing, defendants, aided and abetted by AIG, have violated their fiduciary duties to American Bankers and the public stockholders of American Bankers in that they have failed to maximize shareholder value (including failing to actively Pursue the acquisition of American Bankers by other companies, failing to conduct an adequate market check and failing to consider Cendant's higher offer) and have otherwise failed to take other steps to protect the interests of the class.

      39. Unless enjoined by this Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class, by failing to take the steps set forth above, by excluding the Class from its fair proportionate share of American Bankers' valuable assets and businesses, all to the irreparable harm of the Class.

      40. Plaintiff and the other members of the Class have no adequate remedy at law.

            WHEREFORE, plaintiff demands judgment as follows:


                  a. Ordering that plaintiff's second claim for relief may be maintained as a class action and certifying plaintiff as Class representative and his counsel as Class counsel;

                  b. Declaring that defendants breached their fiduciary and other duties to plaintiff and the other members of the Class by entering into the merger agreement between AIG and American Bankers;

                  c. Entering an order requiring defendants to take the steps set forth hereinabove;

                  d. Entering an order requiring AIG to file a full and complete
Schedule 13D;


                  e. Preliminarily and permanently enjoining the defendants and their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with, consummating or closing the proposed transaction between American Bankers and AIG;

                  f. In the event that the proposed merger is consummated, rescinding it and setting it aside;

                  g. Awarding compensatory damages under plaintiff's second claim for relief against defendants individually and severally in an amount to be determined upon the proof submitted to this Court;

                  h. Awarding costs and disbursements, including plaintiff's counsel's fees and experts fees; and

                  i. Granting such other and further relief as to the Court may seem just and proper.



Dated:    February 2, 1998

                                                BURT & PUCILLO, LLP

                                      By:  /s/ Michael J. Pucillo
                                          -----------------------------------
                                          Michael J. Pucillo
                                          Florida Bar No. 261033
                                          Wendy Zoberman
                                          Florida Bar No. 434670
                                          222 Lakeview Avenue
                                          Suite 300 East
                                          West Palm Beach, FL 33401
                                          (561) 835-9400
                                          (561) 835-0322 - Fax

                                          Jules Brady
                                          STULL, STULL & BRODY
                                          6 East 45th Street
                                          Suite 500
                                          New York, NY 10017
                                          (212) 687-7230
                                          (212) 490-2022 - Fax

                                          Robert C. Susser
                                          ROBERT C. SUSSER, P.C.
                                          6 East 43rd Street
                                          Suite 1900
                                          New York, NY 10017-4609
                                          (212) 808-0298
                                          (212) 949-0639 - Fax